Exhibit 4.1

EXECUTION VERSION

iGATE CORPORATION,

THE GUARANTORS PARTY HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

4.750% Senior Notes due 2019

INDENTURE

Dated as of April 2, 2014

v

CROSS-REFERENCE TABLE

Tia Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.3; 7.8; 7.10
311(a)	7.11
(b)	7.11
312(a)	2.5
(b)	12.3
(c)	12.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6
(d)	7.6
12.3	7.6
314(a)	3.10; 3.16; 12.5
(b)	N.A.
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	N.A.
(d)	N.A.
(e)	12.5
315(a)	7.1
(b)	7.5; 12.2
(c)	7.1
(c)	7.1
(d)	7.1
(e)	6.11
16(a)(last sentence)	12.6
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	N.A.
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	12.1

N.A. means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of April 2, 2014, among iGATE CORPORATION, a Pennsylvania corporation (the “Issuer”), the GUARANTORS (as defined herein) party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) its 4.750% Senior Notes due 2019 issued on the date hereof (the “Initial Notes”), (ii) any additional Notes (“Additional Notes”) that may be issued after the Issue Date and (iii) its 4.750% Senior Notes due 2019 issued pursuant to the Registration Rights Agreement (as defined herein) in exchange for any Initial Notes or Additional Notes (the “Exchange Notes”, and together with the Initial Notes and any Additional Notes, the “Notes”);

WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture;

WHEREAS, all things necessary (i) to make the Notes, when executed and duly issued by the Issuer and authenticated and delivered hereunder, the valid obligations of the Issuer, and (ii) to make this Indenture a valid agreement of the Issuer and each of the Guarantors, all in accordance with their respective terms, have been done; and NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1                                             Definitions.

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Issuer or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates, amalgamates or otherwise combines with the Issuer or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Additional Assets” means:

(1)                                 any property or assets (other than cash and Capital Stock) used or to be used by the Issuer, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that Capital Expenditures on property or assets already used in a

Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2)                                 the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary of the Issuer; or

(3)                                 Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Issuer.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“AI” means an “accredited investor” as described in Rule 501(a)(4) under the Securities Act.

“Apax” means Apax Partners LLP and funds or partnerships related, managed or advised by any of them or any Affiliate of any of them.

“Applicable Premium” means the greater of (1) 1.0% of the principal amount of such Note and (2) on any redemption date, the excess (to the extent positive) of:

(a)                                 the present value at such redemption date of (i) the redemption price of such Note at April 15, 2016 (such redemption price (expressed in percentage of principal amount) being set forth in the table under Section 5.7(b) (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(b)                                 the outstanding principal amount of such Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.  The Trustee shall not have the duty to calculate the Applicable Premium or verify such calculations.

“Asset Disposition” means:

(a)                                 the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Issuer (or any of its Restricted Subsidiaries (in each case other than Capital Stock of the Issuer) (each referred to in this definition as a “disposition”)); or

(b)                                 the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 3.2 hereof or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)                                 a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(2)                                 a disposition of cash, Cash Equivalents or Investment Grade Securities;

(3)                                 a disposition of inventory or other assets in the ordinary course of business or consistent with past practice (including allowing any registrations or any applications for registrations of any intellectual property rights to lapse or go abandoned in the ordinary course of business or consistent with past practice);

(4)                                 a disposition of obsolete, worn out, uneconomic, damaged or surplus property, equipment or other assets or property, equipment or other assets that are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Issuer and its Restricted Subsidiaries, whether now or hereafter owned or leased or acquired in connection with an acquisition; used or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries;

(5)                                 transactions permitted under Section 4.1 hereof or a transaction that constitutes a Change of Control;

(6)                                 an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(7)                                 any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Issuer) of less than $25.0 million;

(8)                                 any Restricted Payment that is permitted to be made, and is made, under Section 3.3 and the making of any Permitted Payment or Permitted Investment or, solely for purposes of Section 3.5(a)(3), asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(9)                                 dispositions in connection with Permitted Liens;

(10)                          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)                          conveyances, sales, transfers, licenses or sub-licenses or other dispositions of intellectual property, software or other general intangibles and licenses, sublicenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practice or pursuant to a research or development agreement in which the counterparty to such agreement receives a license intellectual property or software that result from such agreement;

(12)                          foreclosure, condemnation or any similar action with respect to any property or other assets;

(13)                          the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;

(14)                          any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(15)                          any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(16)                          (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(17)                          any disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice;

(18)                          any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment,

renovation and/or development of real property) by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations, permitted by this Indenture;

(19)                          dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;

(20)                          any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind; and

(21)                          the unwinding of any Cash Management Services or Hedging Obligations pursuant to its terms.

“Associate” means (i) any Person engaged in a Similar Business of which the Issuer or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Issuer or any Restricted Subsidiary of the Issuer.

“Bankruptcy Law” means Title 11 of the United States Code or similar federal or state law for the relief of debtors.

“Board of Directors” means (1) with respect to the Issuer or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the jurisdiction of the place of payment are authorized or required by law to close.

“Capital Expenditure” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities and including capitalized research and development costs and capitalized software expenditures) by a Person and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of such Person and its Restricted Subsidiaries and (b) Capitalized Lease Obligations Incurred by such Person and its Restricted Subsidiaries during such period.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)                                 (a) United States dollars, Euro, or any national currency of any member state of the European Union, Canada or the Republic of India; or (b) any other foreign currency held by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(2)                                 securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union, the Republic of India or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)                                 certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100 million;

(4)                                 repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper rated at least “A-1” or higher by S&P or “P-1” or higher by Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) maturing within two years after the date of creation thereof or (ii)

“A 2” or higher by S&P or “P 2” or higher by Moody’s (or, if at the two namedtime, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) maturing within one year after the date of creation thereof, or, in each case, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its term debt;

(6)                                 marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either S&P or Moody’s, respectively (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(7)                                 readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of not more than two years from the date of acquisition;

(8)                                 readily marketable direct obligations issued by any foreign government or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories obtainable by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of not more than two years from the date of acquisition;

(9)                                 Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the three highest ratings categories by S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer);

(10)                          with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short term commercial paper rating from S&P is at least “A 1” or the equivalent thereof or from Moody’s is at least “P 1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11)                          Indebtedness or Preferred Stock issued by Persons with a rating of (i) “A” or higher from S&P or “A 2” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of 24 months or less from the date of acquisition, or (ii) “A “ or higher from S&P or “A 3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of 12 months or less from the date of acquisition;

(12)                          bills of exchange issued in the United States, Canada, a member state of the European Union, the Republic of India, or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(13)                          Cash Equivalents or instruments similar to those referred to in clauses (1) through (12) above denominated in Dollars or any Alternative Currency;

(14)                          interests in any investment company, money market, enhanced high yield fund or other investment fund which invests 95% or more of its assets in instruments of the types specified in clauses (1) through (13) above; and

(15)                          for purposes of clause (2) of the definition of “Asset Disposition,” the marketable securities portfolio owned by the Issuer and its Subsidiaries on the Issue Date.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Cash Management Services” means any one or more of the following types of services or facilities, including, without limitation, (a) ACH transactions, (b) cash management services, including controlled disbursement services, treasury, depository, overdraft, credit or debit card, stored value card, ACH transactions, electronic funds transfer services, and (c) foreign exchange facilities or other cash management arrangements in the ordinary course of business. For the avoidance of doubt, Cash Management Services do not include Hedging Obligations.

“Change of Control” means:

(1)                                 the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and

13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer; or

(2)                                 the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles and non-cash organization costs, (ii) deferred financing fees or costs and (iii) costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write down of assets or asset value carried on the balance sheet.

“Consolidated EBITDA” means, with respect to any Person, for any period, the Consolidated Net Income for such period:

(1)                                 increased (without duplication) by the following, in each case (other than clause (h)) to the extent deducted (and not added back) in computing Consolidated Net Income:

(a)                                 provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes (including any penalties and interest) of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(b)                                 Fixed Charges of such Person for such period (including (x) net losses or any obligations under any Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities) to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)                                  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)                                 (x) Transaction Expenses and (y) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense)

related to any actual, proposed or contemplated issuance or registration (actual or proposed) of Equity Offering (including any one time expense relating to enhanced accounting functions or other transactions costs associated with becoming a public company) or any Investment, acquisition, disposition, recapitalization, Restricted Payment or the incurrence or registration (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not consummated or successful), including (i) such fees, expenses or charges related to the offering of the Notes, the Credit Agreement, or any other Credit Facilities and any Securitization Fees, and (ii) any amendment, waiver or other modification of the Notes, the Credit Agreement, or any other Credit Facilities, any Securitization Fees, any other Indebtedness or any Equity Offering, in each case, whether or not consummated, deducted (and not added back) in computing Consolidated Net Income; plus

(e)                                  the amount of any restructuring charge, reserve, integration cost, or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives), that is deducted (and not added back) in such period in computing Consolidated Net Income including, without limitation, any one-time costs Incurred in connection with acquisitions or divestitures after the Issue Date, those related to severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities and to exiting lines of business; plus;

(f)                                   any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting; plus

(g)                                  the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to Apax to the extent otherwise permitted under Section 3.3 and Section 3.8 hereof; provided, however that such fees do not exceed $2.5 million per any consecutive four quarter period;

(h)                                 the amount of “run rate” cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Issuer in good faith to result from actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, (y) such actions have been taken or are to be taken within twelve (12) months (or, in connection with the Transactions, within eighteen (18) months of the Issue Date) and (z) the aggregate amount added back pursuant to this clause (h) for any four quarter period shall not exceed 15.0% of Consolidated EBITDA of the Issuer for such period; plus

(i)            the amount of loss on sale of Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(j)            any costs or expense incurred by the Issuer or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or Net Cash Proceeds of an issuance of Capital Stock (other than Disqualified Capital Stock) of the Issuer, solely to the extent that such Net Cash Proceeds are excluded from the calculation set forth in Section 3.3(a)(4) hereof; plus

(k)           cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l)            rent expense as determined in accordance with GAAP not actually paid in cash during such period (net of rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP); plus

(m)          realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries; plus

(n)           net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(o)           the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non wholly owned Subsidiary deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income); plus

(p)           the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiaries; plus

(q)           any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 “Non- controlling Interests in Consolidated Financial Statements (“FAS 160”) (Accounting Standards Codification Topic 810); and

(r)            realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries; plus

(2)           decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries; plus (c) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements, plus (d) any net income included in the consolidated financial statements due to the application of FAS 160 (Accounting Standards Codification Topic 810), plus (e) all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to Consolidated Net Income pursuant to clause (f) above in a previous period (it being understood that this clause (2)(e) shall not be utilized in reversing any non-cash reserve or charge added to Consolidated Net Income), plus (f) the amount of any minority interest income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary added to Consolidated Net Income (and not deducted in such period from Consolidated Net Income); plus and

(3)           increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“Consolidated Income Taxes” means taxes or other payments, including deferred Taxes, based on income, profits or capital (including without limitation withholding taxes) and franchise taxes of any of the Issuer and its Restricted Subsidiaries whether or not paid, estimated, accrued or required to be remitted to any Governmental Authority.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or financing and hedging agreements, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) penalties and interest relating to taxes, (u) any additional cash interest owing pursuant to any registration rights agreements, (v) accretion or accrual of discounted liabilities other than Indebtedness, (w) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees, and (z) interest with respect to Indebtedness of any Parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP; plus

(2)           consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)           interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)           any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that any equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by an Officer of the Issuer) could have been distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)           solely for the purpose of determining the amount available for Restricted Payments under Section 3.3(a)(4)(iii)(A) hereof, any net income (loss) of any Restricted Subsidiary (other than the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Credit Agreement, the Notes, or this Indenture, and (c) restrictions specified in clause (13)(i) of the second paragraph of the covenant described in Section 3.4 hereof), except that the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another

Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)           any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;

(4)           any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Issuer or any Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction), which is not sold or otherwise disposed of in the ordinary course of business or consistent with past practice (as determined in good faith by the Issuer);

(5)           any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including any fees and expenses relating to the Transaction) or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense, new product introductions or one-time compensation charges;

(6)           the cumulative effect of a change in accounting principles;

(7)           any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

(8)           all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness or Hedging Obligations or other debt instruments;

(9)           any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(10)         any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of (i) any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies or (ii) the Issuer or any Restricted Subsidiary owing to the Issuer or any Restricted Subsidiary;

(11)         any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary owing to the Issuer or any Restricted Subsidiary;

(12)         any purchase accounting effects, including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(13)         any impairment charge, write-down or write-off, including without limitation, impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation;

(14)         solely for the purpose of determining the amount available for Restricted Investments (but not other Restricted Payments) under Section 3.3(a)(4)(iii)(A) hereof, (i) only to the extent not otherwise added back to Consolidated Net Income, depreciation and amortization expense to the extent in excess of Capital Expenditures on property, plant and equipment and (ii) Consolidated Income Taxes to the extent in excess of cash payments made in respect of such Consolidated Income Taxes;

(15)         after tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any Hedging Obligations or other derivative instruments;

(16)         accruals and reserves that are established within twelve (12) months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP;

(17)         any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;

(18)         any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item;

(19)         cash and non-cash charges, paid or accrued, and gains resulting from the application of Financial Accounting Standards No. 141R (Accounting Standards Codification Topic 805) (including with respect to earn-outs incurred by the Issuer or any of its Restricted Subsidiaries);

(20)         proceeds from any business interruption insurance to the extent not already included in Consolidated Net Income;

(21)         rental payments under Synthetic Leases; and

(22)         the amount of any expense to the extent a corresponding amount is received in cash by the Issuer and the Restricted Subsidiaries from a Person other than the Issuer or any Restricted Subsidiaries, provided such payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods.

In addition, to the extent not already excluded in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions, or so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption and (iii) any expenses and charges to the extent paid for, or so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by (and such amount is in fact reimbursed within 365 days of the date of such payment (with a deduction for any amount so added back to the extent not so reimbursed within 365 days)), any third party other than such Person or any of its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness for borrowed money and Capitalized Lease Obligations (other than letters of credit and bankers’ acceptances, except to the extent of unreimbursed amounts thereunder, Indebtedness with respect to Cash Management Services, Hedging Obligations entered into in the ordinary course of business and not for speculative purposes, Qualified Securitization Financings and intercompany indebtedness) of the Issuer and its Restricted Subsidiaries outstanding on such date minus (b) the aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements of the Issuer are available with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio” and as determined in good faith determined by the Issuer. For the avoidance of doubt, Consolidated Total Indebtedness shall exclude Indebtedness in respect of any Receivables Facility or Securitization Facility.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as of such date to (y) the aggregate amount of Consolidated EBITDA of the Issuer for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Issuer are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness secured by a Lien as of such date to (y) the aggregate amount of Consolidated EBITDA of the Company for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)           to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)           to advance or supply funds:

(a)           for the purchase or payment of any such primary obligation; or

(b)           to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covenant Suspension” means, during any period of time following the issuance of the Notes, that (i) the Notes have achieved Investment Grade Status, and (ii) no Default or Event of Default has occurred and is continuing under this Indenture.

“Credit Agreement” means the Revolving Credit Facility dated May 10, 2011 by and among the Issuer. DBS Bank Ltd., Singapore, as administrative agent , the other lenders  party thereto, and DBS Bank Ltd., Bangalore Branch, as lead arranger, together with the related documents thereto  (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder;) in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.

“Credit Facility” means, with respect to the Issuer or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes, any letters of credit and reimbursement obligations related thereto, any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder; or (4) otherwise altering the terms and conditions thereof.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Notes” means certificated Notes.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 3.5 hereof.

“Designated Preferred Stock” means, with respect to the Issuer, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Issuer or a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any such Subsidiary for the benefit of their employees to the extent funded by the Issuer or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer’s Certificate of the Issuer at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in Section 3.3(a)(4)(iii)(B) hereof.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Issuer having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Issuer shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Issuer or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)           matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)           is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 3.3 hereof; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Offering” means (x) a sale of Capital Stock of the Issuer (other than Disqualified Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Issuer or any of its Restricted Subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Exchange Notes” means any notes issued in exchange for Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Issuer as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Issuer after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Issuer.

“fair market value” may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Issuer setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated EBITDA of such Person for the most recent four consecutive fiscal quarters ending immediately prior to such determination date for which internal consolidated financial statements are available to the Fixed Charges of such Person for four consecutive fiscal quarters. In the event that the Issuer or any Restricted Subsidiary Incurs, assumes, Guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four quarter period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness Incurred on such determination date pursuant to the provisions described in Section 3.2.

For purposes of making the computation referred to above, any Investment, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Issuer or any of its Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Issuer (including cost savings; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the action specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Issuer to be realized within twelve (12) months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)           Consolidated Interest Expense of such Person for such period;

(2)           all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period; and

(3)           all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during this period.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Issuer may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture), including as to the ability of the Issuer to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Issuer may only make such election if it also elects to report any subsequent financial reports required to be made by the Issuer, including pursuant to Section 13 or Section 15(d) of the Exchange Act and Section 3.10 hereof, in IFRS, including with respect to comparative prior periods. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)           entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business, and provided further that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Restricted Subsidiary that Guarantees the Notes, until such Note Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“IFRS” means International Financial Reporting Standards as adopted in the European Union.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Issuer that (i) has not guaranteed any other Indebtedness of the Issuer, (ii) has the consolidated total assets together with all Immaterial Subsidiaries as of the last day of the then most recent fiscal year of the Issuer for which financial statements have been delivered less than 5.0% of the Total Assets of the Issuer and the Restricted Subsidiaries at such date, measured at the end of the most recent fiscal period for which internal financial statements are available on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since the start of such four quarter period and on or prior to the date of acquisition of such Subsidiary and (iii) has consolidated revenues (other than revenues generated from the sale or license of property between any of the Issuer and its Restricted Subsidiaries) together with all Immaterial Subsidiaries for the then most recent fiscal year of the Issuer for which financial statements have been delivered equal or exceed 5.0% of the consolidated revenues (other than revenues generated from the sale or license of property between any of the Issuer and its Restricted Subsidiaries) of the Issuer and the Restricted Subsidiaries for such period, measured for the most recently ended four consecutive fiscal quarters ended for which internal consolidated financial statements are available on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since the start of such four quarter period and on or prior to the date of acquisition of such Subsidiary).

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication) to the extent, except with respect to clauses (6) and (7) below, such obligation should appear as a liability or otherwise on the balance sheet of such Person in accordance with GAAP:

(1)           the principal of indebtedness of such Person for borrowed money;

(2)           the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)           the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)           Capitalized Lease Obligations of such Person;

(6)           the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)           the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Issuer) and (b) the amount of such Indebtedness of such other Persons;

(8)           Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)           to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)            Contingent Obligations Incurred in the ordinary course of business or consistent with past practice;

(ii)           Cash Management Services;

(iii)          in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; or

(iv)          for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes; or

(v)           Capital Stock (other than Disqualified Stock).

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Issuer.

“Initial Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Initial Purchasers” means RBC Capital Markets, LLC, Deutsche Bank AG, Singapore Branch and UBS Securities LLC.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business or consistent with past practice, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment. If the Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of Section 3.3 hereof:

(1)           “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Issuer in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)           any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Investment Grade” means (i) BBB- or higher by S&P; (ii) Baa3 or higher by Moody’s, or (iii) the equivalent of such ratings by S&P or Moody’s, or of another Nationally Recognized Statistical Ratings Organization.

“Investment Grade Securities” means:

(1)           securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)           securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(3)           debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries; and

(4)           investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Notes receive both of the following:

(1)           a rating of “BBB-” or higher from S&P; and

(2)           a rating of “Baa3” or higher from Moody’s;

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other two Nationally Recognized Statistical Ratings Organizations.

“Issue Date” means April 2, 2014.

“Issuer” means the Person named as the “Issuer” in the first introductory paragraph of this Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent, the Issuer or any Restricted Subsidiary:

(1)           (a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or consistent with past practice or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Issuer, its Subsidiaries or any Parent with (in the case of this sub-clause (b)) the approval of the Board of Directors;

(2)           in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3)           not exceeding $10.0 million in the aggregate outstanding at any time.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Ratings Organization” means a nationally recognized statistical rating organization as such term is used under Section 15E of the Exchange Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)           all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid, reasonably estimated to be actually payable or accrued as a liability under GAAP (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Issuer and after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)           all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)           all distributions and other payments required to be made to minority interest holders (other than any Parent, the Issuer or any of their respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)           the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition; and

(5)           any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition.

“Net Cash Proceeds, “ with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of Taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Issuer and after taking into account any available tax credit or deductions and any tax sharing agreements).

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Note Documents” means the Notes (including Additional Notes), the Guarantees and this Indenture.

“Note Guarantees” means the obligations of the Issuer under the Notes and this Indenture are, jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis by each existing and future Wholly Owned Domestic Restricted Subsidiary that guarantees the Issuer’s obligations under the Credit Agreement.

“Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Obligations” means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post-Petition Interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.”.

“Offering Memorandum” means the final offering memorandum, dated March 19, 2014 relating to the offering by the Issuer of $325.0 million principal amount of 4.750% Senior Notes due 2019 and any future offering memorandum relating to Additional Notes.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Issuer or its Subsidiaries.

“Packing Credit Facility” means the revolving packing credit facility, as amended, as described in and pursuant to the terms of the facility letter, dated as of April 1, 2011, between iGATE Global Solutions Limited and Standard Chartered Bank, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder) in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Packing Credit Facility or one or more successors to the Packing Credit Facility or one or more new credit agreement.

“Parent” means any Person of which the Issuer at any time is or becomes a Subsidiary after the Issue Date.

“Pari Passu Indebtedness” means Indebtedness of the Issuer which ranks equally in right of payment to the Notes or any Guarantor if such Guarantee ranks equally in right of payment to the Guarantees of the Notes.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 3.5 hereof.

“Permitted Holders” means, collectively, (1) Apax, (2) any one or more Persons whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture and Affiliates of such Persons, (3) Senior Management, (4) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Issuer, acting in such capacity, and (5) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Apax and Senior Management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer.

“Permitted Investment” means (in each case, by the Issuer or any of its Restricted Subsidiaries):

(1)                                 Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Issuer or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)                                 Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary;

(3)                                 Investments in cash, Cash Equivalents or Investment Grade Securities;

(4)                                 Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5)                                 Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                 Management Advances;

(7)                                 Investments received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)                                 Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(9)                                 Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof, provided that the amount of any such Investments may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted by this Indenture;

(10)                          Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.2 hereof;

(11)                          additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of $50.0 million and 2.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 3.3 hereof of any amounts applied pursuant to Section 3.3(a)(4)(iii) hereof; provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause;

(12)                          pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 3.6 hereof;

(13)                          any Investment to the extent made using Capital Stock of the Issuer (other than Disqualified Stock) or Capital Stock of any Parent as consideration;

(14)                          any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 3.8 hereof (except those described in Section 3.8(b)(1), (3), (5), (7), (8), (11) and (13));

(15)                          Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with this Indenture;

(16)                          (i) Guarantees of Indebtedness of the Issuer and its Restricted Subsidiaries not prohibited by Section 3.2 hereof and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Issuer or any of its Restricted Subsidiaries that are permitted by this Indenture;

(17)                          Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(18)                          Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(19)                          Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(20)                          contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Issuer;

(21)                          any transaction to the extent constituting an Investment in connection with any disposition of Capital Stock of a Restricted Subsidiary pursuant to Indian regulatory or shareholding requirements, including, without limitation, the ability to invest proceeds received from the disposition of such Capital Stock to create an escrow account, the ability to pass the control of such escrow account to a third party and the entry into put or call arrangements with third parties; and

(22)                          Investments in joint ventures and similar entities and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $100.0 million and 5.25% of Total Assets.

“Permitted Liens” means, with respect to any Person:

(1)                                 Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(2)                                 pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(3)                                 Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)                                 Liens for taxes, assessments or other governmental charges not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)                                 Liens in favor of the Issuer of surety, performance or other bonds, guarantees or letters of credit or bankers’ acceptances (not issued to support Indebtedness for borrowed money) issued pursuant to the request of and for the account of the Issuer or any Restricted Subsidiary in the ordinary course of its business;

(6)                                 encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for,

licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Issuer and its Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer and its Restricted Subsidiaries;

(7)                                 Liens (a) on assets or property of the Issuer or any Restricted Subsidiary securing Hedging Obligations permitted under this Indenture or Cash Management Services; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred under clause (8)(c) of the second paragraph of the covenant described in Section 3.2 hereof with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(8)                                 leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(9)                                 Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than 60 days have passed after (i) such judgment, decree, order or award has become final or (ii) such period within which such proceedings may be initiated has expired;

(10)                          Liens (i) on assets or property of the Issuer or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations, or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and (b) any such Liens may not extend to any assets or property of the Issuer or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and the proceeds and products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender and (ii) any interest or title of a lessor under any Capitalized Lease Obligations or operating lease;

(11)                          Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(12)                          Liens securing Indebtedness permitted to be Incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of this Indenture to be Incurred pursuant to Section 3.2 hereof;

(13)                          Liens that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and Cash Management Services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(14)                          Liens existing on the Issue Date, excluding Liens securing the Credit Agreement;

(15)                          Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Issuer or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Issuer or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (any improvements, replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations Incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(16)                          Liens on assets or property of the Issuer or any Restricted Subsidiary securing Indebtedness or other obligations of the Issuer or such Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary, or Liens in favor of the Issuer or any Guarantor;

(17)                          Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Indenture (other than any Liens securing the Credit Facility Incurred pursuant to Section 3.2 hereof; provided that any such Lien is limited to all or part of the same property or assets (any improvements, replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations Incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(18)                          (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(19)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(20)                          Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(21)                          Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, or liens over cash accounts securing cash pooling arrangements;

(22)                          Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(23)                          Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)                          Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(25)                          Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Indenture;

(26)                          Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under the covenant described in Section 3.5 hereof, in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(27)                          Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of (a) $75.0 million and (b) 4.0% of Total Assets at any one time outstanding;

(28)                          Liens Incurred to secure Obligations in respect of any Indebtedness permitted to be Incurred pursuant to the covenant described in Section 3.2 hereof; provided that, with respect to liens securing Obligations permitted under this clause, at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Total Secured Leverage Ratio would be no greater than 1.50 to 1.00;

(29)                          Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(30)                          Liens on (i) the Securitization Assets arising in connection with a Qualified Securitization Financing or (ii) the Receivables Assets arising in connection with a Receivables Facility;

(31)                          any security granted over the marketable securities portfolio described in clause (9) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(32)                          Liens on equipment of the Issuer or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business;

(33)                          Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture;

(34)                          Utility and other similar deposits made in the ordinary course of business; and (28)                                    Liens in connection with any disposition of Capital Stock of a Restricted Subsidiary pursuant to Indian regulatory or shareholding requirements, including, without limitation, the ability to invest proceeds received from the disposition of such Capital Stock to create an escrow account, the ability to pass the control of such escrow account to a third party and the entry into put or call arrangements with third parties.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

“Permitted Sale and Leaseback” means any Sale and Leaseback Transaction with respect to the sale, transfer or disposition of real property or other property consummated by the Issuer or any of its Restricted Subsidiaries after the Issue Date; provided that any such Sale and Leaseback Transaction must be consummated for fair value as determined at the time of consummation in good faith by the Issuer or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Issuer or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale and Leaseback Transaction).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock, “ as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock) used or acquired in connection with the business of the Issuer or any of its Restricted Subsidiaries, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the board of directors of the

Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Issuer or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Issuer), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings and (iv) the Obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary). The grant of a security interest in any Securitization Assets of the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement shall not be deemed a Qualified Securitization Financing.

“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.

“Receivables Assets” means (a) any accounts receivable owed to the Issuer or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Issuer to a commercial bank in connection with a Receivables Facility.

“Receivables Facility” means an arrangement between the Issuer or a Restricted Subsidiary and a commercial bank pursuant to which (a) the Issuer or such Restricted Subsidiary, as applicable, sells to such commercial bank accounts receivable owing by customers, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof and (b) the obligations of the Issuer or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations and any guaranty in respect thereof) to the Issuer and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Issuer or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)                                 (a) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced; and (b) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness;

(2)                                 Refinancing Indebtedness shall not include:

(i)                                     Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii)                                  Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(3)                                 such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of ally or any part of any such Credit Facility or other Indebtedness.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the Issue Date.

“Regulation S” means Regulation S under the Securities Act. “Regulation S-X” means Regulation S-X under the Securities Act.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Notes” means Initial Notes and Additional Notes bearing one of the restrictive legends described in Section 2.1(d).

“Restricted Notes Legend” means the legend set forth in Section 2.1(d)(1) and, in the case of the Temporary Regulation S Global Note, the legend set forth in Section 2.1(d)(2).

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Reversion Date” means, during any period of time during which the Issuer and the Restricted Subsidiaries are not subject to Sections 3.2, 3.3, 3.4, 3.5, 3.7, 3.8 and Section 4.1(a)(3) (collectively, the “Suspended Covenants”) as a result of a Covenant Suspension, the date on which the Notes cease to have Investment Grade Status or a Default or Event of Default occurs and is continuing, and after which date the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and such Suspended Covenants will be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture).

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Asset” means (a) any accounts receivable, real estate asset, mortgage receivables or related assets and the proceeds thereof, in each case subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by the Issuer in connection with a Qualified Securitization Financing.

“Securitization Facility” means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Issuer or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing or a Receivables Facility.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” any Subsidiary of the Issuer in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers Securitization Assets and related assets.

“Senior Management” means the officers, directors, and other members of senior management of the Issuer or any of its Subsidiaries, who on the date that is six months after the Issue Date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer or any Parent.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (a) any businesses, services or activities engaged in by the Issuer or any of its Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Issuer or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)                                 any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)                                 any partnership, joint venture, limited liability company or similar entity of which:

(a)                                 more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)                                 such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is designed to permit the lessee (a) to treat such lease as an operating lease, or not to reflect the leased property on the lessee’s balance sheet, under GAAP and (b) to claim depreciation on such property for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” mean, as of any date, the total consolidated assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Fixed Charge Coverage Ratio.

“Transactions” means the transactions contemplated by the Offering Memorandum.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to April 15, 2016; provided, however, that if the period from the redemption date to April 15, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter related to this Indenture, any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer in the manner provided below); and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)                                 such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)                                 such designation and the Investment of the Issuer in such Subsidiary complies with Section 3.3 hereof.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (1) no Default or Event of Default would result therefrom and (2) the Issuer or the relevant Restricted Subsidiary would be able to Incur such Indebtedness pursuant to Section 3.2, on a pro forma basis taking into account such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation or an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary of the Issuer, all of the Capital Stock of which is owned by the Issuer or a Guarantor.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Issuer, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Issuer or another Wholly Owned Subsidiary) is owned by the Issuer or another Wholly Owned Subsidiary.

SECTION 1.2                                                           Other Definitions.

Defined in
Term	Section

40 Day Period	2.1(b)
Acceptable Commitment	3.5(a)(3)
Accredited Investor Note	2.1(b)
Additional Notes	Recitals
Additional Restricted Notes	2.1(b)
Affiliate Transaction	3.8
Agent Members	2.1(e)
Approved Foreign Bank	1.1
Asset Disposition Offer	3.5(a)(3)(iii)
Authenticating Agent	2.2
Automatic Exchange	2.6(e)
Automatic Exchange Date	2.6(e)
Automatic Exchange Notice	2.6(e)
Automatic Exchange Notice Date	2.6(e)
Book-Entry Interests	2.1(b)
Change of Control Offer	3.9
Change of Control Payment	3.9
Clearstream	2.1(b)
Code	2.1(d)
Commission	1.3
Covenant Defeasance	8.3
Defaulted Interest	2.14
DTC	2.1(d)
Euroclear	2.1(b)
Excess Proceeds	3.5(a)(3)(iii)
Exchange Global Note	2.1(b)
Exchange Notes	Recitals
FAS 160	1.1
Fixed Charge Coverage Ratio Calculation Date	1.1
Foreign Disposition	3.5(d)
Global Notes	2.1(b)
Guaranteed Obligations	10.1
Guarantors	2.1(b)
Indenture	2.7
indenture securities	1.3
indenture security holder	1.3
indenture to be qualified	1.3
indenture trustee	1.3
Initial Agreement	3.3(b)(15)
Initial Default	6.3
Initial Lien	3.6
Initial Notes	Recitals

institutional trustee	1.3
Issuer	2.7, Preamble
Issuer Order	2.2
Legal Defeasance	8.2
Notes	2.7, Recitals
Notes Register	2.3
obligor	1.3
Permanent Regulation S Global Note	2.1(b)
Permitted Payments	3.3(b)
primary obligations	1.1
primary obligor	1.1
protected purchaser	2.10
QIB	2.9
Redemption Date	5.7(a)
Registrar	2.3
Regulation S Global Note	2.1(b)
Resale Restriction Termination Date	2.9, 2.6(b)
Restricted Global Note	2.6(e)
Restricted Payment	3.3(a)
Rule 144A Global Note	2.1(b)
Rule 144A Notes	2.1(b)
Second Commitment	3.5(a)(3)
Securities Act	2.1(d)
Similar Laws	2.1(d)
Special Interest Payment Date	2.14(a)
Special Record Date	2.14(a)
Successor Company	4.1(a)(1)
Suspended Covenants	1.1
Suspension Period	3.19
Temporary Regulation S Global Note	2.7, 2.1(b)
Trustee	8.5, Preamble
Unrestricted Global Note	2.6(e)

SECTION 1.3                                                           Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4                                                           Rules of Construction. Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 “including” means including without limitation;

(5)                                 words in the singular include the plural and words in the plural include the singular;

(6)                                 “will” shall be interpreted to express a command;

(7)                                 whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the Notes, provided, however, that the Trustee shall not be deemed to have knowledge of the requirement that Additional Interest is due unless the Trustee receives written notice from Issuer stating that such amounts are due and specifying the dollar amounts thereof;

(8)                                 the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9)                                 the principal amount of any preferred stock shall be (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater;

(10)                          all amounts expressed in this Indenture or in any of the Notes in terms of money refer to the lawful currency of the United States of America;

(11)                          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(12)                          unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

ARTICLE II

THE NOTES

SECTION 2.1                                                           Form, Dating and Terms.

(a)                                 The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof will be in an aggregate principal amount of $325,000,000. In addition, the Issuer may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes (as provided herein) and Exchange Notes. Furthermore, Notes may be authenticated and delivered upon registration of transfer, exchange or in lieu of, other Notes pursuant to Sections 2.2, 2.6, 2.11, 2.13, 5.6 or 9.5, in connection with an Asset Disposition Offer pursuant to Section 3.5 or in connection with a Change of Control Offer pursuant to Section 3.9.

Notwithstanding anything to the contrary contained herein, the Issuer may not issue any Additional Notes, unless such issuance is in compliance with Sections 3.2 and 3.6.

With respect to any Additional Notes, the Issuer shall set forth in (1) a Board Resolution and (2) (i) an Officer’s Certificate and (ii) one or more indentures supplemental hereto, the following information:

(A)                               the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(B)                               the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

(C)                               whether such Additional Notes shall be Restricted Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 12.4, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.

The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes, the Additional Notes and the Exchange Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes, the Additional Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

If any of the terms of any Additional Notes are established by action taken pursuant to Board Resolutions of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

(b)                                 The Initial Notes are being offered and sold by the Issuer pursuant to a Purchase Agreement, dated March 19, 2014, among the Issuer, iGATE Technologies Inc., iGATE Inc. and iGATE Holding Corporation, as guarantors, and the Initial Purchasers.  The Initial Notes and any Additional Notes (if issued as Restricted Notes) (the “Additional Restricted Notes”) will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Notes and Additional Restricted Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S, AIs and IAIs in accordance with Rule 501 under the Securities Act, in each case, in accordance with the procedure described herein. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Initial Notes and Additional Restricted Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The Initial Notes also may be offered and sold in offshore transactions in reliance on Regulation S.  Regulation S Notes initially will be represented by one or more temporary global notes in registered form without interest coupons (each, a “Temporary Regulation S Global Note”).  Each Temporary Regulation S Global Note will be exchangeable for a single permanent note in registered, global form (each a “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Notes, a “Regulation S Global Note” and, together with the Rule 144A Global Notes, the “Global Notes”) after the expiration of the “distribution compliance period” (as defined in Regulation S) and the certification required by Regulation S.  Through and including the period ending 40 days after the later of the commencement of the offering of the notes and the closing of the offering of the notes (such period, the “40 Day Period”), beneficial interests in the Regulation S Global Note may only be held through Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), unless transferred to a person who take takes delivery through a Rule 144A Global Note in accordance with the certification requirements contemplated by Section 2.7.

The ownership of interests in the Global Notes (the “Book-Entry Interests”) will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The notes will be issued on their issue date only against payment in immediately available funds.  Book-Entry Interests will be limited to persons that have accounts with DTC or persons that may hold interests through such participants.  Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants.

Neither Issuer, nor the trustee under this Indenture, nor any of our or the trustee’s respective agents will have any responsibility or be liable for any aspect of the records relating to the Book-Entry Interests.

Initial Notes and Additional Restricted Notes resold to AIs in the United States of America shall be issued in the form of a Definitive Note substantially in the form of Exhibit A including the legend as set forth in Section 2.1(d)(5) (an “Accredited Investor Note”).

Exchange Notes exchanged for interests in the Rule 144A Notes and the Regulation S Notes will be issued in the form of a permanent global Note, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(d) (the “Exchange Global Note”). The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.

The Rule 144A Global Note, together with the Regulation S Global Note are sometimes herein referred to as the “Global Notes.”

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B and in Section 2.1(d). The Issuer shall approve any notation, endorsement or legend on the Notes. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c)           Denominations. The Notes shall be issuable only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(d)           Restrictive Legends. Unless and until (i) an Initial Note or an Additional Note issued as a Restricted Note is sold under an effective registration statement or (ii) an Initial Note or an Additional Note issued as a Restricted Note is exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement or (iii) the Trustee receives an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act:

(1)           the Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Note and the Accredited Investor Note, the shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR

THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

[IN THE CASE OF THE REGULATION S GLOBAL NOTE: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER AND ANY SUBSEQUENT TRANSFEREE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) THE PURCHASER IS NOT ACQUIRING OR HOLDING SUCH NOTE OR AN INTEREST THEREIN WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO ERISA, (B) A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY OR (D) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO SUCH PROVISIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) OR (II) THE ACQUISITION AND HOLDING OF SUCH NOTE BY THE PURCHASER, THROUGHOUT THE PERIOD THAT IT HOLDS SUCH NOTE AND THE DISPOSITION OF SUCH NOTE OR AN INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406

OF ERISA OR SECTION 4975 OF THE CODE, A BREACH OF FIDUCIARY DUTY UNDER ERISA OR A VIOLATION OF ANY PROVISIONS OF ANY APPLICABLE SIMILAR LAW.

(2)           the Temporary Regulation S Global Note shall bear the following additional legend on the face thereof:

THIS SECURITY IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

(3)           Each Global Note, whether or not an Initial Note, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(4)           Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

THIS SECURITY IS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: ATTENTION:

CHIEF FINANCIAL OFFICER, iGATE CORPORATION, 100 SOMERSET CORPORATE BLVD., BRIDGEWATER, NEW JERSEY 08807.

(5)           Each Accredited Investor Note shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR

OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF

TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER AND ANY SUBSEQUENT TRANSFEREE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) THE PURCHASER IS NOT ACQUIRING OR HOLDING SUCH NOTE OR AN INTEREST THEREIN WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO ERISA, (B) A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE

BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY OR (D) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO SUCH PROVISIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) OR (II) THE ACQUISITION AND HOLDING OF SUCH NOTE BY THE PURCHASER, THROUGHOUT THE PERIOD THAT IT HOLDS SUCH NOTE AND THE DISPOSITION OF SUCH NOTE OR AN INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, A BREACH OF FIDUCIARY DUTY UNDER ERISA OR A VIOLATION OF ANY PROVISIONS OF ANY APPLICABLE SIMILAR LAW.

(e)           Book-Entry Provisions. (i) This Section 2.1(e) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(1)           Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Notes Custodian for DTC and (z) bear legends as set forth in Section 2.1(d). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the DTC, its successors or its respective nominees, except as set forth in Sections 2.1(e)(4) and 2.1(f). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Notes Custodian will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)           Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Notes Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(3)           In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(f) to beneficial owners who are required to hold Definitive Notes, the Notes Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.

(4)           In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(5)           The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(6)           Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(f)            Definitive Notes. (ii) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice, (B) the Issuer in its sole discretion executes and delivers to the Trustee and Registrar an Officer’s Certificate stating that such Global Note shall be so exchangeable or (C) an Event of Default has occurred and is continuing and the Registrar has received a written request from DTC. In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (A), (B) or (C) of the preceding sentence, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes. In addition, any Note transferred to an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or evidencing a Note that has been acquired by an affiliate in a transaction or series of transactions not involving any public offering must, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of the Note, be in the form of a Definitive Note and bear the legend regarding transfer restrictions in Section 2.1(d). If required to do so pursuant to any applicable law or regulation, beneficial owners may also obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures.

(1)           Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(e) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Global Note set forth in Section 2.1(d).

(2)           If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

(3)           If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Trustee will cancel the Definitive Note being transferred or exchanged, (y) the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.

(4)           Notwithstanding anything to the contrary in this Indenture, in no event shall a Definitive Note be delivered upon exchange or transfer of a beneficial interest in the Temporary Regulation S Global Note prior to the end of the Restricted Period.

SECTION 2.2                    Execution and Authentication. One Officer shall sign the Notes for the Issuer by manual or facsimile signature. If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized officer of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $325,000,000, (2) subject to the terms of this Indenture, Additional Notes for original issue in an unlimited principal amount, (3) Exchange Notes for issue only in an exchange offer pursuant to the Registration Rights Agreement or upon resale under an effective Shelf Registration Statement, and only in exchange for Initial Notes or Additional Notes of an equal principal amount and (4) under the circumstances set forth in Section 2.6(e), Initial Notes in the form of an Unrestricted Global Note, in each case upon a written order of the Issuer signed by one Officer (the “Issuer Order”). Such Issuer Order shall specify whether the Notes will be in the form of Definitive Notes or Global Notes, the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the holder of the Notes and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a trust officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Issuer or any Guarantor, pursuant to Article IV or Section 10.2, as applicable, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may (but shall not be required), from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate to reflect such successor Person, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the Issuer Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3                    Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Notes Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Issuer shall advise the Paying Agent in writing five Business Days prior to any interest payment date of any Additional Interest payable pursuant to the Registration Rights Agreement.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders, but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by DTC procedures or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.4                    Paying Agent to Hold Money in Trust. By no later than 10:00 a.m. (Eastern time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Issuer or other obligors on the Notes), shall notify the Trustee in writing of any default by the Issuer or any Guarantor in making any such payment and shall during the continuance of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes together with a full accounting thereof. If the Issuer or a Subsidiary of the

Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5                    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Issuer, on its own behalf and on behalf of each of the Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Issuer shall otherwise comply with TIA Section 312(a).

SECTION 2.6                    Transfer and Exchange.

(a)           A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.6. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.6 by noting the same in the Notes Register maintained by the Trustee for the purpose, and no transfer or exchange will be effective until it is registered in such Notes Register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.6 and Section 2.1(e) and 2.1(f), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph.

(b)           Transfers of Rule 144A Notes and Institutional Accredited Investor Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date that is one year after the later of the date of its original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(1)           a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC.

(2)           a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI or an AI shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.9 from the proposed transferee and, if requested by the Issuer, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it; and

(3)           a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Issuer, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it.

(c)           Transfers of Regulation S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(1)           a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2)           a transfer of a Regulation S Note or a beneficial interest therein to an AI shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.9, from the proposed transferee and, if requested by the Issuer, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it; and

(3)           a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Issuer, receipt by the Registrar or its agent of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8, Section 2.9 or any additional certification.

(d)           Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear a Restricted Notes Legend unless (1) Initial Notes are being exchanged for Exchange Notes in an exchange offer pursuant to the Registration Rights Agreement, in which case the Exchange Notes shall not bear a Restricted Notes Legend, (2) an Initial Note is being transferred pursuant to the Shelf Registration Statement or other effective registration statement, (3) Initial Notes are being exchanged for Notes that do not bear the Restricted Notes Legend in accordance with Section 2.6(e) or (4) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(e)           Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be automatically exchanged into beneficial interests in a Global Note not bearing the Restricted Notes Legend (an “Unrestricted Global Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to the Notes issued on the Issue Date, the Issue Date or (2) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer shall (i) provide written notice to DTC and the Trustee at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes. At the Issuer’s request on no less than five (5) calendar days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders; provided that the Issuer has delivered to the Trustee the information required to be included in such Automatic Exchange Notice.

Notwithstanding anything to the contrary in this Section 2.6(e), during the fifteen (15) calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.6(e) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate and Opinion of Counsel to the Issuer to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.6(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.

(f)            Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(g)           Obligations with Respect to Transfers and Exchanges of Notes. To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Issuer’s and Registrar’s request.

No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.2, 2.6, 2.12, 2.13, 3.5, 5.6 or 9.5.

The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Note (A) for a period beginning (1) 15 calendar days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 calendar days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to paragraph 2 of the forms of Notes attached hereto as Exhibits A, B and C) interest on such Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(f) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(d).

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h)           No Obligation of the Trustee. (iii) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

SECTION 2.7                    Form of Certificate to be Delivered upon Termination of Restricted Period.

[Date]

iGATE Corporation
100 Somerset Corporate Blvd.
Bridgewater, New Jersey 08807
Attention: Chief Financial Officer

Wilmington Trust, National Association, as Trustee
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402-1544
Attention: iGATE Corporation Administrator
Facsimile: (612) 217-5651

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Joshua N. Korff
Facsimile: (212) 446-4900

Re:          iGATE Corporation (the “Issuer”).

4.750% Senior Notes due 2019 (the “Notes”)

Ladies and Gentlemen:

This letter relates to Notes represented by a temporary global Note (the “Temporary Regulation S Global Note”). Pursuant to Section 2.1 of the Indenture dated as of April 2, 2014 relating to the Notes (the “Indenture”), we hereby certify that the persons who are the beneficial owners of $[ ] principal amount of Notes represented by the Temporary Regulation S Global Note are persons outside the United States to whom beneficial interests in such Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Permanent Regulation S Global Note representing the undersigned’s interest in the principal amount of Notes represented by the Temporary Regulation S Global Note, all in the manner provided by the Indenture. We certify that we [are][are not] an Affiliate of the Issuer.

The Trustee and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

SECTION 2.8                    Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

iGATE Corporation
100 Somerset Corporate Blvd.
Bridgewater, New Jersey 08807
Attention: Chief Financial Officer

Wilmington Trust, National Association, as Trustee
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402-1544
Attention: iGATE Corporation Administrator
Facsimile: (612) 217-5651

Re:          iGATE Corporation (the “Issuer”)

4.750% Senior Notes due 2019 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[     ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)           the offer of the Notes was not made to a person in the United States;

(b)           either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are][are not] an Affiliate of the Issuer and, to our knowledge, the transferee of the Notes [is][is not] an Affiliate of the Issuer.

The Trustee and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

SECTION 2.9                    Form of Certificate to be Delivered in Connection with Transfers to AIs.

[Date]

iGATE Corporation
100 Somerset Corporate Blvd.
Bridgewater, New Jersey 08807
Attention: Chief Financial Officer

Wilmington Trust, National Association, as Trustee
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402-1544
Attention: iGATE Corporation Administrator
Facsimile: (612) 217-5651

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[  ] principal amount of the 4.750% Senior Notes due 2019 (the “Notes”) of iGATE Corporation (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.             I am an “accredited investor” (as defined in Rule 501(a)(4) under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) and I am acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of my investment in the Notes and I invest in or purchase securities similar to the Notes in the normal course of my business. I am able to bear the economic risk of my investment.

2.             I understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. I agree on my own behalf to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (a) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person I reasonably believe is a “qualified institutional buyer” under Rule 144A of the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $200,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of my property be at all times within my control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer.

3.             I understand and acknowledge that upon the issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or state securities laws, the Notes that I acquire will be certificated Notes that will bear, and all certificates issued in exchange therefor or in substitution thereof will bear, a restrictive legend set forth in Section 2.1(d) of the Indenture.

4.             I am an Affiliate of the Issuer.

TRANSFEREE:

BY:

SECTION 2.10                 Mutilated, Destroyed, Lost or Stolen Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer and the Trustee that such Note has been lost, destroyed or wrongfully taken within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee; provided, however, if after the delivery of such replacement Note, a protected purchaser of the Note for which such replacement Note was issued presents for payment or registration such replaced Note, the Trustee and/or the Issuer shall be entitled to recover such replacement Note from the         Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the (i) Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar, from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Issuer, any Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.10, the Issuer may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

Subject to the proviso in the initial paragraph of this Section 2.10, every new Note issued pursuant to this Section 2.10, in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, any Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.11                 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding in the event the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 12.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Issuer or an Affiliate of the Issuer shall not be considered outstanding.

If a Note is replaced pursuant to Section 2.10 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement pursuant to Section 2.10.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date, money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.12                 Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary

Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.13                 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Notes in accordance with its internal policies and customary procedures including delivery of a certificate describing such Notes disposed (subject to the record retention requirements of the Exchange Act and the Trustee) or deliver evidence of cancellation to the Issuer pursuant to written direction by one Officer. If the Issuer or any Guarantor acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.13. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.14                 Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such payment at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 2.14(a). Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 20 calendar days and not less than 15 calendar days prior to the Special Interest Payment Date and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such Special Record Date, and in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.2, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the provisions in Section 2.14(b).

(b)           The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.14(b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.14, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.15                 CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP and “ISIN” numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP and ISIN numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE III

COVENANTS

SECTION 3.1                    Payment of Notes. The Issuer shall promptly pay the principal of, premium, if any, and interest (including Additional Interest) on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest (including Additional Interest) shall be considered paid on the date due if by 10:00 a.m. Eastern time on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest (including Additional Interest) then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest (including Additional Interest) at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2                    Limitation on Indebtedness.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Issuer and any of the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is greater than 2.00 to 1.00.

(b)           The first paragraph of this covenant shall not prohibit the Incurrence of the following Indebtedness:

(1)           Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not exceeding (i) $600.0 million, plus (ii) in the case of any refinancing of any Indebtedness permitted under this Section 3.2(b)(1) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such refinancing;

(2)           (i) Guarantees by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Guarantor; or (ii) without limiting Section 3.6, Indebtedness arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness and the granting of such lien is permitted under the terms of this Indenture;

(3)           Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, however, that:

(i)            any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary; and

(ii)           any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be;

(4)           Indebtedness represented by (i) the Notes (other than any Additional Notes), including any Guarantee thereof, (ii) any Exchange Notes issued in exchange for such Notes (including any Guarantee thereof), (iii) any Indebtedness (other than Indebtedness described in clauses (1) and (3)) outstanding on the Issue Date, (iv) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause or clause (5) of this Section 3.2(b) or Incurred pursuant to Section 3.2(a), and (v) Management Advances;

(5)           (x) Indebtedness of the Issuer or any Restricted Subsidiary Incurred or issued to finance an acquisition or (y) Acquired Indebtedness; provided that such Indebtedness is in an aggregate amount not to exceed (i) $50 million at any time outstanding plus (ii) unlimited additional Indebtedness if after giving effect to such acquisition, merger or consolidation, either

(i)            the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.2(a);

(ii)           the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries would not be lower than immediately prior to such acquisition, merger or consolidation; or

(iii)          such Indebtedness constitutes Acquired Indebtedness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary); provided that the only obligors with respect to such Indebtedness shall be those Persons who were obligors of such Indebtedness prior to such acquisition, merger or consolidation;

(6)           Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7)           Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations, and in each case any Refinancing Indebtedness in respect thereof, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (7) and then outstanding, does not exceed the greater of (i) $100.0 million and (ii) 5.25% of Total Assets, and any Refinancing Indebtedness in respect thereof;

(8)           Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Issuer or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or consistent with past practice, (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practice; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice; (d) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business or consistent with past practice; and (e) any customary treasury, depositary, cash management, automatic clearinghouse arrangements, overdraft protections, cash pooling or netting or setting off arrangements or similar arrangements in the ordinary course of business or consistent with past practice;

(9)           Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition);

(10)         Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, will not exceed the greater of (a) $75.0 million and (b) 4.0% of Total Assets, and any Refinancing Indebtedness in respect thereof;

(11)         Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Issuer from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) of the Issuer, in each case, subsequent to the Issue Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under Section 3.3(a) and clauses (1), (2), (4) and(6) of Section 3.3(b) to the extent the Issuer and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause (11) to the extent the Issuer or any of its Restricted Subsidiaries makes a Restricted Payment under Section 3.3(a) and clauses (1), (2), (4) and(6) of Section 3.3(b) in reliance thereon;

(12)         Indebtedness consisting of promissory notes issued by the Issuer or any of its Subsidiaries to any current or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its Parents (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Issuer or any of its Parents permitted by Section 3.3;

(13)         Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business or consistent with past practice;

(14)         Indebtedness of (a) any Securitization Subsidiary arising under any Securitization Facility or (b) the Issuer or any Restricted Subsidiary arising under any Receivables Facility; and

(15)         Indebtedness Incurred in connection with Permitted Sale and Leaseback transactions; provided that the aggregate amount of Indebtedness Incurred pursuant to this clause and then outstanding will not exceed the greater of (a) $50.0 million and (b) 2.50% of Total Assets.

(c)           For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.2:

(1)           in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Issuer, in its sole discretion, shall classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of clause (a) or (b) of this Section 3.2;

(2)           additionally, all or any portion of any item of Indebtedness may later be classified as having been Incurred pursuant to any type of Indebtedness described in clause (a) or (b) of this Section 3.2 so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification;

(3)           all Indebtedness outstanding on the Issue Date under the Credit Agreement and the Packing Credit Facility shall be deemed initially Incurred on the Issue Date under this Section 3.2(b)(1);

(4)           in the case of any refinancing of any Indebtedness permitted under clause (7), (10) or (11) of the second paragraph above or any portion thereof, such Indebtedness shall not include the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(5)           Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(6)           if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (b)(1), (b)(11) or (b)(12) of this Section 3.2 and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(7)           the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(8)           Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(9)           the amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.2.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.2, the Issuer shall be in default of this Section 3.2).

Notwithstanding any other provision of this Section 3.2, the maximum amount of Indebtedness that the Issuer or a Restricted Subsidiary may incur pursuant to this Section 3.2 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in the same currency as the Indebtedness being refinanced, shall be calculated based on the currency exchange rate in effect on the date such Indebtedness was originally incurred, in the case of term indebtedness, or first committed, in the case of revolving credit indebtedness.  The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be; provided that for purposes of this Indenture, (1) unsecured Indebtedness shall not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured and (2) senior Indebtedness shall not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

SECTION 3.3                    Limitation on Restricted Payments.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)           declare or pay any dividend or make any distribution on or in respect of the Issuer’s or any Restricted Subsidiary’s Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) except:

(i)            dividends or distributions payable in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Issuer;

(ii)           and (ii)   dividends or distributions payable to the Issuer or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Issuer or another Restricted Subsidiary on no more than a pro rata basis); or

(iii)          dividends or distributions payable to any Parent of the Issuer to fund interest payments in respect of Indebtedness of such Parent which is guaranteed by the Issuer or any Restricted Subsidiary;

(2)           purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer or any Parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary of the Issuer;

(3)           purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (i) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement or in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (ii) any Indebtedness Incurred pursuant to Section 3.2(b)(3)); or

(4)           make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”), if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(i)            an Event of Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

(ii)           the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 3.2(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

(iii)          the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (and not returned or rescinded) (including Permitted Payments permitted by Section 3.3(b)(1) and (9), but excluding all other Restricted Payments permitted by Section 3.3(b)) would exceed the sum of (without duplication):

(A)          50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter commencing after January 1, 2011 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Issuer are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(B)          100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) subsequent to the Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Issuer subsequent to the Issue Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 3.3(b)(6) and (z) Excluded Contributions);

(C)          100% of the aggregate Net Cash Proceeds, and the fair market value, as determined in good faith by the Issuer, of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary from the issuance or sale (other than to the Issuer or a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary) by the Issuer or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness, Disqualified Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock or Designated Preferred Stock) plus the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary upon such conversion or exchange;

(D)          100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of: (a) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; and

(E)           in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith by the Issuer at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment.

(b)           The foregoing provisions of Section 3.3(a) will not prohibit any of the following (collectively, “Permitted Payments”):

(1)           the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of this Indenture;

(2)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Issuer; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from Section 3.3(a)(1)(iii);

(3)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 3.2;

(4)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock of the Issuer or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 3.2;

(5)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(i)            from Net Available Cash to the extent permitted under Section 3.5, but only if the Issuer shall have first complied with the terms described under Section 3.5 and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(ii)           to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Issuer shall have first complied with Section 3.9 and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(iii)          consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

(6)           a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Issuer or any of its Parents held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its Parents (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause (6) do not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $20.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(i)            the cash proceeds from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer and, to the extent contributed to the capital of the Issuer (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution), Capital Stock of any of the Issuer’s Parents, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its Parents that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of Section 3.3(a)(1)(iii); plus

(ii)           the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date; less

(iii)          the amount of any Restricted Payments made in previous calendar years pursuant to clauses (i) and (ii) of this clause (6); and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management, directors, employees or consultants of the Issuer, any of its Parents or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Issuer or any of its Parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(7)           the declaration and payment of dividends on Disqualified Stock or of Preferred Stock of a Restricted Subsidiary, Incurred in accordance with Section 3.2;

(8)           purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)           so long as no Default or Event of Default has occurred and is continuing (or would result from), the declaration and payment by the Issuer of, dividends on the common stock or common equity interests of the Issuer, in an amount not to exceed an annual rate of $0.60 per share (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the Issue Date so that the aggregate amount of dividends permitted after such transaction is the same as the amount permitted immediately prior to such transaction);

(10)         payments by the Issuer, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Issuer or any Parent in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors);

(11)         Restricted Payments that are made with Excluded Contributions;

(12)         (i) the declaration and payment of dividends on Designated Preferred Stock of the Issuer issued after the Issue Date and (ii)0 the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that, in the case of clause (i) the amount of all dividends declared or paid pursuant to this clause (12) shall not exceed the Net Cash Proceeds received by the Issuer or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution of the Issuer, from the issuance or sale of such Designated Preferred Stock; provided further, in the case of clause (ii) that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such payment on a pro forma basis the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.2(a);

(13)         dividends or other distributions of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or Cash Equivalents);

(14)         distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization

Repurchase Obligation, in each case in connection with a Qualified Securitization Financing or Receivables Facility;

(15)         Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed the greater of (a) $75.0 million and (b) 4.0% of Total Assets, and any Refinancing Indebtedness in respect thereof;

(16)         any Restricted Payments made by the Issuer or any Restricted Subsidiary; provided that, immediately after giving pro forma effect thereto and the Incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio would be no greater than 1.50 to 1.00;

(17)         mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment; and

(18)         any Restricted Payment made in connection with the Transactions and the fees and expenses related to the Transactions.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (18) above, or is permitted pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Issuer acting in good faith.

SECTION 3.4                    Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)           The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary;

(2)           make any loans or advances to the Issuer or any Restricted Subsidiary; or

(3)           sell, lease or transfer any of its property or assets to the Issuer or any Restricted Subsidiary; provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

(b)           The provisions of clause (a) of this Section 3.4 shall not prohibit:

(1)           any encumbrance or restriction pursuant to (i) any Credit Facility or (ii) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date;

(2)           any encumbrance or restriction pursuant to this Indenture, the Notes and the Guarantees;

(3)           any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Issuer or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Issuer or was merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Issuer or any Restricted Subsidiary when such Person becomes the Successor Company;

(4)           any encumbrance or restriction: (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement; (ii) contained in mortgages, pledges, charges or other security agreements permitted under this Indenture or securing Indebtedness of the Issuer or a Restricted Subsidiary permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or (iii) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(5)           any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions on the property so acquired;

(6)           any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Issuer or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(7)           customary provisions in leases, licenses, shareholder agreements, joint venture agreements, organizational documents and other similar agreements and instruments entered into in the ordinary course of business;

(8)           encumbrances or restrictions arising or existing by reason of applicable law or any applicable law, rule, regulation or order, or required by any regulatory authority;

(9)           any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business or consistent with past practice;

(10)         any encumbrance or restriction pursuant to Hedging Obligations;

(11)         other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described in Section 3.2 hereof that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries

(12)         restrictions created in connection with any Qualified Securitization Financing or Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect such Securitization Facility or Receivables Facility;

(13)         any encumbrance or restriction arising pursuant to an agreement or instrument (which, if it relates to any Indebtedness, shall only be permitted if such Indebtedness is  permitted to be Incurred pursuant to Section 3.2) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole (i) are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith as in effect on the Issue Date (as determined in good faith by the Issuer) or (ii), either (A) the Issuer determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes or (B) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument;

(14)         any encumbrance or restriction existing by reason of any lien permitted under Section 3.6; or

(15)         any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (1) to (14) of this Section 3.4(b) or this clause (15) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (1) to (14) of this Section 3.4(b) or this clause (15); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Issuer).

SECTION 3.5                    Limitation on Sales of Assets and Subsidiary Stock.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)           the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), in each case, as determined in good faith by the Board of Directors of the Issuer, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(2)           in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents;

(3)           the Issuer or any of its Restricted Subsidiaries, at its respective option will apply such Net Available Cash from any Asset Disposition:

(i)            (A) to prepay, repay or purchase any Indebtedness of a Non-Guarantor or Indebtedness that is secured by a Lien (in each case, other than Indebtedness owed to the Issuer or any Restricted Subsidiary) or Indebtedness under the Credit Agreement (or any Refinancing Indebtedness in respect thereof) within 365 days from the later of (a) the date of such Asset Disposition and (b) the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (i), the Issuer or Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (B) to prepay, repay or purchase Pari Passu Indebtedness; provided further that, to the extent the Issuer redeems, repays or repurchases Pari Passu Indebtedness pursuant to this clause (B), the Issuer shall equally and ratably reduce Obligations under the Notes as provided under Section 5.7, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; and/or

(ii)           to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Issuer or another Restricted Subsidiary) within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that a binding agreement approved by the Board of Directors of the Issuer shall be treated as a permitted application of net Proceeds from the date of such commitment with the good faith expectation that such net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such net Proceeds are applied, then such net Proceeds shall constitute Excess Proceeds; provided that, pending the final application of any such Net Available Cash in accordance with clause (i) or clause (ii) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by this Indenture.

(iii)          Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds” under this Indenture. On the 366th day after an Asset Disposition or the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds under this Indenture exceeds $50.0 million, the Issuer will within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of Notes issued under such indenture and, to the extent the Issuer elects, to all holders of other outstanding Pari Passu Indebtedness, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the Notes in an amount equal to 100% of the principal amount of the Notes and Pari Passu Indebtedness, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable provided that no Note of less than $2,000 aggregate principal amount remains outstanding thereafter. The Issuer will deliver notice of such Asset Disposition Offer electronically or by first-class mail as provided for in Section 5.3 of this Indenture, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice.

(b)           To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis (subject to adjustments to maintain the authorized Notes denomination requirements) on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness; provided that no Notes or other Pari Passu Indebtedness in an unauthorized denomination will remain outstanding after such purchase. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(c)           To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Issuer upon converting such portion into U.S. dollars.

(d)           Notwithstanding any other provisions of this covenant, (i) to the extent that any of or all the Net Available Cash of any Asset Disposition by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Issuer hereby agreeing to use reasonable efforts (as determined in the Issuer’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, applicable organizational impediment or other impediment, such repatriation will be promptly effected and such repatriated Net Available Cash will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional Taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Available Cash of any Foreign Disposition would have an adverse Tax cost consequence with respect to such Net Available Cash (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Issuer, any Restricted Subsidiary or any of their respective affiliates and/or equity partners would incur a tax liability, including a tax dividend, deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Available Cash so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default

(e)           For the purposes of Section 3.5(a)(2) hereof, the following will be deemed to be cash:

(1)           the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Issuer or a Restricted Subsidiary (other than Subordinated Indebtedness of the Issuer or a Guarantor) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2)           securities, notes or other obligations received by the Issuer or any Restricted Subsidiary of the Issuer from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)           Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Issuer and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)           consideration consisting of Indebtedness of the Issuer (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Issuer or any Restricted Subsidiary; and

(5)           any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of (i) $50.0 million and (ii) 2.50% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(f)            The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 3.6                    Limitation on Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary of the Issuer), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness (such Lien, the “Initial Lien”), without effectively providing that the Notes and the Note Guarantees shall be secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the Notes and Note Guarantees pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SECTION 3.7                    Limitation on Guarantees.

(a)           The Issuer will not permit any of its Wholly-Owned Domestic Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Domestic Subsidiaries if such non-Wholly Owned Domestic Subsidiaries guarantee other capital markets debt securities of the Issuer or any Restricted Subsidiary or guarantee all or a portion of the Credit Agreement), other than a Guarantor, to Guarantee the payment of any capital markets debt securities or Indebtedness under any syndicated Credit Facility, in each case of the Issuer or any other Guarantor unless:

(1)           such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture and joinder or supplement to the Registration Rights Agreement providing for a senior Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Note Guarantee;

(2)           such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under this Indenture; and

(3)           such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel stating that:

(i)            such Guarantee has been duly executed and authorized; and

(ii)           such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity; provided that this Section 3.7 shall not be applicable (i) to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, or (ii) in the event that the Guarantee of the Issuer’s obligations under the Notes or this Indenture by such Subsidiary would not be permitted by applicable law.

(b)           The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the 30-day period described in Section 3.7(a).

(c)           If any Guarantor becomes an Immaterial Subsidiary, the Issuer shall have the right, by execution and delivery of a supplemental indenture to the Trustee, to cause such Immaterial Subsidiary to cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary (except that if such Subsidiary has been properly designated as an Unrestricted Subsidiary it shall not be so required to become a Guarantor or execute a supplemental indenture); provided, further, that such Immaterial Subsidiary shall not be permitted to Guarantee the Credit Agreement or capital markets debt securities of the Issuer or the other Guarantors, unless it again becomes a Guarantor.

SECTION 3.8                    Limitation on Affiliate Transactions.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate value in excess of $25.0 million unless:

(1)           the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)           in the event such Affiliate Transaction involves an aggregate value in excess of $50.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this Section 3.8(a) if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

(b)           The provisions of clause (a) of this Section 3.8 above shall not apply to:

(1)           any Restricted Payment permitted to be made pursuant to Section 3.3, or any Permitted Investment;

(2)           any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Issuer, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Issuer, in each case in the ordinary course of business or consistent with past practice;

(3)           any Management Advances and any waiver or transaction with respect thereto;

(4)           any transaction between or among the Issuer and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(5)           the payment of compensation, fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Issuer or any Restricted Subsidiary (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(6)           the entry into and performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect (taken as a whole);

(7)           any customary transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing or Receivables Facility and any disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing and any repurchase of Securitization Assets pursuant to a Securitization Repurchase Obligation;

(8)           transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to the Issuer or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Issuer or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(9)           any transaction between or among the Issuer or any Restricted Subsidiary and any Affiliate of the Issuer or an Associate or similar entity that would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(10)         issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Issuer or any Restricted Subsidiary;

(11)         (i) payments by the Issuer or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly) of annual customary management, consulting, monitoring, refinancing, subsequent transaction exit fees, advisory fees and related costs and expenses and indemnities in connection therewith and (ii) customary payments by the Issuer or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly including through any Parent) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith; provided, however, that such payments pursuant to this clause (11) do not exceed $2.5 million per calendar year;

(12)         payment to any Permitted Holder of all out of pocket expenses Incurred by such Permitted Holder in connection with its direct or indirect investment in the Issuer and its Subsidiaries;

(13)         the Transactions and the payment of all fees and expenses related to the Transactions;

(14)         transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 3.8(a)(1);

(15)         the existence of, or the performance by the Issuer or any Restricted Subsidiaries of its obligations under the terms of, any equity holders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under any future amendment to the equity holders’ agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause (15) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects;

(16)         any purchases by the Issuer’s Affiliates of Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Issuer’s Affiliates; provided that such purchases by the Issuer’s Affiliates are on the same terms as such purchases by such Persons who are not the Issuer’s Affiliates; and

(17)         payments by the Issuer (and any Parent) and its Restricted Subsidiaries pursuant to any tax sharing agreements in respect of Taxes among the Issuer (and any such Parent) and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries.

SECTION 3.9                    Change of Control.

(a)           If a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all of the outstanding Notes as set forth under Section 5.7, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer electronically or by first class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the Notes Register as provided by Section 5.3, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice.

(1)           that a Change of Control Offer is being made pursuant to this Section 3.9, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)           the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control  Payment Date”);

(3)           that any Note not properly tendered will remain outstanding and continue to accrue interest and Additional Interest, if applicable;

(4)           that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest or Additional Interest, if applicable, on the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration of the Change of Control Offer, a telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or an integral multiple of $1,000 in excess thereof;

(8)           if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9)           the other instructions, as determined by the Issuer, consistent with this Section 3.9, that a Holder must follow.

The Paying Agent will promptly deliver to each Holder of the Notes tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

(b)           On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)           deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)           deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c)           The Issuer will not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption of all outstanding Notes has been given pursuant to this Indenture as described in Section 5.7 hereof, unless and until there is a default in the payment of the redemption price on the applicable Redemption Date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied.

(d)           Notwithstanding anything to the contrary in this Section 3.9, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(e)           If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described in clause (c) of this Section 3.9, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

(f)            While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(g)           The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 3.10                 Reports.

(a)           Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall file with the SEC within 15 days after the dates set forth below:

(1)           within 90 days after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(2)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, file with the SEC; and

(3)           within the time periods specified for filing current reports on Form 8-K, all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to filed such reports;

in each case, in a manner that complies in all material respects with the requirements specified in such form. Notwithstanding the foregoing, the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long as if clause (i) or (ii) is applicable the Issuer makes available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case, at the Issuer’s expense and by the applicable date the Issuer would be required to file such information pursuant to the immediately preceding sentence. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under Section 6.1 if Holders of at least 30% in principal amount of the then total outstanding Notes have declared the principal, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b)           Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to the immediately preceding paragraph, the Issuer shall also post copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to Holders, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are reasonably satisfactory to the Issuer.

(c)           The Issuer will also hold quarterly conference calls for the Holders of the Notes to discuss financial information for the previous quarter (it being understood that such quarterly conference call may be the same conference call as with the Issuer’s equity investors and analysts). The conference call will be following the last day of each fiscal quarter of the Issuer and not later than 10 Business Days from the time that the Issuer distributes the financial information as set forth in the second preceding paragraph. No fewer than two days prior to the conference call, the Issuer will issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call.

(d)           In the event that any Parent of the Issuer becomes a guarantor of the Notes, the Issuer may satisfy its obligations pursuant to this Section 3.10 with respect to financial information relating to the Issuer by furnishing financial information relating to such Parent; provided that, to the extent required by Rule 3-10 of Regulation S-X promulgated by the SEC, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

(e)           Notwithstanding anything to the contrary set forth above, if the Issuer or any Parent of the Issuer has furnished the Holders of Notes and filed with the SEC the reports described in the preceding paragraphs with respect to the Issuer or any Parent Entity (including any consolidated financial information required by Regulation S-X relating to the Issuer), the Issuer shall be deemed to be in compliance with the provisions of this covenant.

(f)            Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s (if any) compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates).  The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

SECTION 3.11                 Future Guarantors.

(a)           If on or after the Issue Date (1) a Wholly Owned Domestic Subsidiary (other than an Immaterial Subsidiary) that is not a Guarantor Guarantees the Credit Agreement, or (2) the Issuer or any of its Restricted Subsidiaries acquires or creates a Wholly Owned Domestic Subsidiary (other than an Immaterial Subsidiary) and such Wholly Owned Domestic Subsidiary Guarantees the Credit Agreement, then, in each case, the Issuer shall cause such Wholly Owned Domestic Subsidiary to become a Guarantor and execute and deliver (within five Business Days of guaranteeing the Credit Agreement or becoming a Wholly Owned Domestic Subsidiary, as the case may be) to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto along with an Officer’s Certificate that such supplemental indenture has been duly authorized, executed and delivered and is the legal, valid and binding agreement enforceable against such new Guarantor, pursuant to which such Wholly Owned Domestic Subsidiary shall unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, interest and Additional Interest, if any, in respect of the Notes on a senior basis and all other obligations under this Indenture.

(b)                                 The Issuer shall not permit any Wholly Owned Domestic Subsidiary (other than an Immaterial Subsidiary), directly or indirectly, to Guarantee the Credit Agreement unless such Wholly Owned Domestic Subsidiary (i) is a Guarantor or (ii) within five Business Days executes and delivers to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto along with an Officer’s Certificate that such supplemental indenture has been duly authorized, executed and delivered and is the legal, valid and binding agreement enforceable against such new Guarantor, pursuant to which such Wholly Owned Domestic Subsidiary shall unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, interest and Additional Interest, if any, in respect of the Notes on a senior basis and all other obligations under this Indenture.

(c)                                  Each Guarantee shall be released in accordance with Article X.

SECTION 3.12                                                    Maintenance of Office or Agency.

The Issuer will maintain an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The corporate trust office of the Trustee, which initially shall be located at Wilmington Trust, National Association, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402- 1544, Attention: iGate Corporation Administrator, shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.13                                                    Corporate Existence. Except as otherwise provided in this, Article III, Article IV and Section 10.2(b), the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and each Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Restricted Subsidiary if the respective Board of Directors or, with respect to a Restricted Subsidiary that is not a Significant Subsidiary (or group of Restricted Subsidiaries that taken together would not be a Significant Subsidiary), senior management of the Issuer determines that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 3.14                                                    Payment of Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

SECTION 3.15                                                    Payments for Consent. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Registration Rights Agreement, the Notes or the Guarantees unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 3.16                                                    Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during the previous fiscal year; provided that no such Officer’s Certificate shall be required for any fiscal year ended prior to the Issue Date. If such Officer does have such knowledge, the certificate shall describe the Default, its status and the action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with TIA Section 314(a)(4).

SECTION 3.17                                                    Further Instruments and Acts. Upon request of the Trustee or as necessary to comply with future developments or requirements, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.18                                                    [reserved]

SECTION 3.19                                                    Statement by Officers as to Default. The Issuer shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the actions which the Issuer is taking or proposes to take with respect thereto.

SECTION 3.20                                                    Suspension of Certain Covenants. Following the first day of a Covenant Suspension and ending on a Reversion Date (such period a “Suspension Period”), the Issuer and its Restricted Subsidiaries will not be subject to Sections 3.2, 3.3, 3.4, 3.5, 3.7, 3.8 and 4.1(a)(3).

On each Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred pursuant to Section 3.2(a) or one of the clauses of Section 3.2(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to

Sections 3.2(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 3.2(b)(5)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 3.3 will be made as though Section 3.3 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 3.3(a). As described above, however, no Default, Event of Default or breach of any kind shall be deemed to have occurred as a result of the Reversion Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Issuer or any of the Restricted Subsidiaries during the Suspension Period (other than agreements to take actions after the Reversion Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reversion Date).  During the Suspension Period, any future obligation to grant further Note Guarantees shall be suspended.  All such further obligation to grant Guarantees shall be reinstated upon the Reversion Date.

During the Suspension Period, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

The Issuer, in an Officer’s Certificate, shall provide the Trustee notice of any Covenant Suspension or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s future compliance with its covenants or (iii) notify the Holders of a Covenant Suspension or Reversion Date.

ARTICLE IV

SUCCESSOR ISSUER; SUCCESSOR PERSON

SECTION 4.1                                                           Merger and Consolidation.

(a)                                 The Issuer will not consolidate with or merge with or into, or sell, convey, assign, lease, transfer or otherwise dispose of all or substantially all its assets to, any Person, unless:

(1)                                 the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Issuer under the Notes and this Indenture and if such Successor Company is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;

(2)                                 immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company or any Subsidiary of the applicable Successor Company as a result of such transaction as having been Incurred by the applicable Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately after giving effect to such transaction, either (a) the applicable Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 3.2(a) hereof or (b) the Fixed Charge Coverage Ratio would not be lower than it was immediately prior to giving effect to such transaction; and

(4)                                 the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture  comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the applicable Successor Company (in each case, in form satisfactory to the Trustee); provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above.

(b)                                 For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(c)                                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Notes and this Indenture but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under such Notes or this Indenture or the Notes.

(d)                                 Notwithstanding the preceding clauses (a)(2), (a)(3) and (a)(4) (which do not apply to transactions referred to in this sentence), (i) any Restricted Subsidiary of the Issuer may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer and (ii) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding the preceding clauses (a)(2) and (a)(3) (which do not apply to the transactions referred to in this sentence), the Issuer may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Issuer, reincorporating the Issuer in another jurisdiction, or changing the legal form of the Issuer.

(e)                                  The foregoing provisions (other than the requirements of clause (a)(2)) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Issuer.

(f)                                   No Guarantor may:

(1)                                 consolidate with or merge with or into any Person; or

(2)                                 sell, convey, assign, lease, transfer or otherwise dispose of, all or substantially all its assets to, any Person; or

(3)                                 permit any Person to merge with or into the Guarantor, unless

(i)                                     the other Person is the Issuer or any Restricted Subsidiary that is Guarantor or becomes a Guarantor concurrently with the transaction; or

(ii)                                  (A)  either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Note Guarantee; and

(B)                               immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(iii)                               The transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture.

ARTICLE V

REDEMPTION OF SECURITIES

SECTION 5.1                                                           Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 5.7 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                 the redemption date;

(3)                                 the portion of the principal amount of Notes to be redeemed; and

(4)                                 the redemption price.

Any optional redemption referenced in such Officer’s Certificate may be cancelled by the Issuer at any time prior to notice of redemption being mailed to any Holder and thereafter shall be null and void.

SECTION 5.2                                                           Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed pursuant to Section 5.7 or purchased in an Asset Disposition Offer pursuant to Section 3.5, the Trustee will select Notes for redemption or purchase (a) if the Notes are in global form, based on a method that most nearly approximates a pro rata selection, by lot or as required by the applicable procedures of the DTC and (b) if the Notes are in definitive form, on a pro rata basis (subject to adjustments to maintain the authorized Notes denomination requirements) except:

(1)                                 if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)                                 if otherwise required by law.

The Trustee shall not be liable for any selections made by it in accordance with the preceding paragraph (including the applicable procedures of DTC).

No Notes of $2,000 aggregate principal amount or less can be redeemed in part. Notices of redemption will be delivered electronically or mailed by first- class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee, in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

SECTION 5.3                                                           Notice to Redemption. At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail postage prepaid, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or XI hereof.

The notice will identify the Notes (including the CUSIP number) to be redeemed and will state:

(1)                                 the redemption date;

(2)                                 the redemption price;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Issuer defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as the Trustee may agree), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 5.4                                                           Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 5.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Notice of redemption may, at the Issuer’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering (in the case of redemption pursuant to Section 5.7(c) hereof) or Change of Control (in the case of purchase pursuant to Section 3.9 hereof), as the case may be.

SECTION 5.5                                                           Deposit of Redemption or Purchase Price. Prior to 10:00 a.m. Eastern Time on the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest and Additional Interest, if any, will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 3.1 hereof.

SECTION 5.6                                                           Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Issuer Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided, that each such new Note will be in a principal amount of $2,000 or integral multiple of $1,000 in excess thereof.

SECTION 5.7                                                           Optional Redemption.

(a)                                 At any time prior to April 15, 2016, the Issuer may redeem the Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior (or such longer period in the case of defeasance or discharge of this Indenture) notice electronically or by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, at a redemption price (expressed as percentages of principal amount of the Notes to be redeemed) equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)                                 At any time and from time to time on or after April 15, 2016 the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior (or such longer period in the case of defeasance or discharge of this Indenture) notice electronically or by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon and Additional Interest, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 15 of each of the years indicated in the table below:

Period	Percentage
2016	102.375%
2017	101.188%
2018 and thereafter	100.000%

(c)                                  At any time and from time to time prior to April 15, 2016, the Issuer may, at its option, on one or more occasions, upon not less than 30 nor more than 60 days’ prior (or such longer period in the case of defeasance or discharge of this Indenture) notice electronically or by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, redeem up to 40% of the original aggregate principal amount of Notes issued under this Indenture at a redemption price (expressed as percentages of principal amount of the Notes to be redeemed) equal to 104.750% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, with the Net Cash proceeds received by the Issuer from any Equity Offerings; provided that not less than 50% of the original aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Issuer or any of its Restricted Subsidiaries); provided further that each such redemption occurs not later than 180 days after the date of closing of the related Equity Offering. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6.

(d)                                 Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(e)                                  Any redemption pursuant to this Section 5.7 shall be made pursuant to the provisions of Sections 5.1 through 5.6.

SECTION 5.8                                                           Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1                                                           Events of Default. Each of the following is an “Event of Default”:

(1)                                 default in any payment of interest or Additional Interest, if any, on any Note when due and payable, continued for 30 days;

(2)                                 default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                 failure to comply with the Issuer’s agreements or obligations contained in this Indenture, such failure continuing for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of at least 30% in principal amount of the outstanding Notes; provided that in the case of a failure to comply with Section 3.10 hereof, such period of continuance of such default or breach shall be 90 days after written notice described in this clause (3) has been given;

(4)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(A)                               is caused by failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods provided in such Indebtedness); or

(B)                               results in the acceleration of such Indebtedness prior to its stated final maturity;

and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(5)                                 failure by the Issuer, any Significant Subsidiary (or group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary), to pay final judgments aggregating in excess of $75.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)                                 any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture or a Guarantor denies or disaffirms its obligations under its Note Guarantee, other than in accordance with the terms of this Indenture or upon release of such Guarantee in accordance with this Indenture;

(7)                                 the Issuer or any Guarantor that is Significant Subsidiary or any group of Guarantors that, taken together as of the latest audited consolidated financial statements for the Issuer, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case or proceeding;

(B)                               consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)                               consents to the appointment of a Custodian of it or for substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors;

(E)                                consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(F)                                 takes any comparable action under any foreign laws relating to insolvency;

(8)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Issuer or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together as of the latest audited consolidated financial statements for the Issuer, would constitute a Significant Subsidiary, in an involuntary case;

(B)                               appoints a Custodian of the Issuer, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together as of the latest audited consolidated financial statements for the Issuer, would constitute a Significant Subsidiary, for substantially all of its property;

(C)                               orders the winding up or liquidation of the Issuer, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together as of the latest audited consolidated financial statements for the Issuer, would constitute a Significant Subsidiary; or

(D)                               or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days;

SECTION 6.2                                                           Acceleration. If any Event of Default (other than an Event of Default described in clause (5) of Section 6.1) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, may declare the principal of, and accrued and unpaid interest, including Additional Interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including Additional Interest, if any, will be due and payable immediately.

In the event of a declaration of acceleration of the Notes because an Event of Default specified in clause (4) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) of Section 6.1 shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if:

(1)                                 (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(b) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

If an Event of Default described in clause (5) of Section 6.1 occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, including Additional Interest, if any, on all Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3                                                           Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, or interest, including Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 3.10 or otherwise to deliver any notice or certificate pursuant to any other provision of this indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

SECTION 6.4                                                           Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences under this Indenture except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, including Additional Interest, if any, on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration, (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest, Additional Interest if any, premium, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (4) the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (5) in the event of the cure or waiver of an Event of Default of the type described in clause (4) of Section 6.1, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel stating that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5                                                           Control by Majority. The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Notes or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification satisfactory to it against all losses, liabilities and expenses that may be caused by taking or not taking such action.

SECTION 6.6                                                           Limitation on Suits. Subject to Section 6.7, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least 30% in principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3)                                 such Holders have offered in writing to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)                                 Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7                                                           Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium, if any, or interest, including Additional Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8                                                           Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest and Additional Interest, if any, to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9                                                           Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                                                    Priorities.

(a)                                 If the Trustee collects any money or property pursuant to this Article VI it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due to it under Section 7.7;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, or premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal of, or premium, if any, and interest (including Additional Interest), respectively; and

THIRD: to the Issuer, or to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

(b)                                 The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11                                                    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Issuer, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1                                                           Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture or the Notes, as the case may be. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Notes, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(4)                                 No provision of this Indenture or the Notes shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

SECTION 7.2                                                           Rights of Trustee. Subject to Section 7.1:

(a)                                 The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Issuer as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuer.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may execute any of the trusts and powers hereunder or perform any duties hereunder either directly by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it hereunder.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)                                  The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture or the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Notes in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   The Trustee shall not be deemed to have notice of any Default or Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or of any such Significant Subsidiary is received by the Trustee at the corporate trust office of the Trustee specified in Section 3.12, and such notice references the Notes and this Indenture.

(g)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(h)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Notes at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities which may be incurred therein or thereby.

(i)                                     The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of the Trustee.

(j)                                    Whenever in the administration of this Indenture or the Notes the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, rely upon an Officer’s Certificate.

(k)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Issuer and the Restricted Subsidiaries, personally or by agent or attorney.

(l)                                     The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)                             The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the Notes.

(n)                                 In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(o)                                 Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by one Officer of the Issuer

SECTION 7.3                                                           Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest under the TIA, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

SECTION 7.4                                                           Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Issuer pursuant to the terms of this Indenture and shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5                                                           Notice of Defaults. If a Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail by first class mail to each Holder at the address set forth in the Notes Register notice of the Default within 60 days after it is actually known to a Trust Officer. Except in the case of a Default in payment of principal of, or interest or Additional Interest, if any, on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long as Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6                                                           Reports by Trustee to Holders. Within 60 days after each March 31 beginning March 31, 2015, the Trustee shall mail to each Holder a brief report dated as of such March 31 that complies with TIA Section 313(a) if and to the extent required thereby. The Trustee also shall comply with TIA Section 313(c).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify the Trustee promptly in writing whenever the Notes become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

SECTION 7.7                                                           Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for its services hereunder and under the Notes as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Holders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the agents, counsel, accountants and experts of the Trustee. The Issuer shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct or negligence on its part in connection with the administration of this trust and the performance of its duties hereunder and under the Notes, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and the Notes and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the defense. The Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Issuer and the Trustee in connection with such defense.

To secure the Issuer’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s respective right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Issuer.

The Issuer’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs fees, expenses or renders services after the occurrence of a Default specified in clause (7) or clause (8) of Section 6.1, the expenses (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8                                                           Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing not less than 30 days prior to the effective date of such resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the removed Trustee in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Trustee with the Issuer’s written consent, which consent will not be unreasonably withheld. The Issuer shall remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA Section 310(b), any Holder, who has been a bona fide holder of a Note for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9                                                           Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

SECTION 7.10                                                    Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11                                                    Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 7.12                                                    Trustee’s Application for Instruction from the Issuer. Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Issuer actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1                                                           Option to Effect Legal Defeasance or Covenant Defeasance; Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2                                                           Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and to have cured all then existing Events of Default, except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of Notes issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes when such payments are due solely out of the trust referred to in Section 8.4 hereof;

(2)                                 the Issuer’s obligations with respect to the Notes under Article II concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and Section 3.12 hereof concerning the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee and the Issuer’s or Guarantors’ obligations in connection therewith; and

(4)                                 this Article VIII with respect to provisions relating to Legal Defeasance.

SECTION 8.3                                                           Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from each of their obligations under the covenants contained in Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.16, 3.19, 3.20 and 4.1 (except Section 4.1(a)(1) and 4.1(a)(2)) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3) (other than with respect to Sections 4.1(a)(1) and 4.1(a)(2)), 6.1(4), 6.1(5), 6.1(6), 6.1(7) (with respect only to a Guarantor that is a Significant Subsidiary or any group of Guarantors that taken together would constitute a Significant Subsidiary), and 6.1(8) (with respect only to a Guarantor that is a Significant Subsidiaries or any group of Guarantors that taken together would constitute a Significant Subsidiary) hereof shall not constitute Events of Default.

SECTION 8.4                                                           Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.2 or 8.3 hereof:

(1)                                 the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, interest and Additional Interest, if any, due on the Notes issued under this Indenture on the stated maturity date or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions;

(A)                               the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling; or

(B)                               since the issuance of such Notes, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)                                 such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6)                                 the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Sections 547 and 548 of Title 11 of the United States Code, as amended, or any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. federal or state law;

(7)                                 the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer or any Guarantor or others; and

(8)                                 the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.5                                                           Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6                                                           Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request unless an abandoned property law designates another Person or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof unless an abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.7                                                           Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. dollars or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.1                                                           Without Consent of Holders. Notwithstanding Section 9.2 of this Indenture, the Issuer, any Guarantor (with respect to its Guarantee or this Indenture) and the Trustee may amend, supplement or modify this Indenture, any Guarantee and the Notes without the consent of any Holder:

(1)                                 to cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to any provision under the heading “Description of the Notes” in the Offering Memorandum or reduce the minimum denomination thereof;

(2)                                 to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under any Note Document;

(3)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)                                 to add to the covenants or provide for a Guarantee for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Restricted Subsidiary;

(5)                                 to make any change that does not adversely affect the rights of any Holder in any material respect;

(6)                                 at the Issuer’s election, comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA, if such qualification is required;

(7)                                 make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Exchange Notes and Additional Notes;

(8)                                 to provide for any Restricted Subsidiary to provide a Guarantee in accordance with Section 3.2, to add Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture;

(9)                                 to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof or to provide for the accession by the Trustee to any Note Document; or

(10)                          to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of Notes and the Exchange Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

Subject to Section 9.2, upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 12.4 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

After an amendment or supplement under this Section 9.1 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.1.

SECTION 9.2                                                           With Consent of Holders. Except as provided below in this Section 9.2, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, any Guarantee and the Notes issued hereunder with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and issued under this Indenture, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, and Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes and the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes issued under this Indenture (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes). Section 2.11 hereof and Section 12.6 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.2.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 12.4 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not, with respect to any Notes issued thereunder and held by a nonconsenting Holder:

(1)                                 reduce the principal amount of such Notes whose Holders must consent to an amendment;

(2)                                 reduce the stated rate of or extend the stated time for payment of interest on any such Note (other than provisions relating to Section 3.5 and Section 3.9);

(3)                                 reduce the principal of or extend the Stated Maturity of any such Note;

(4)                                 reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as set forth in Section 5.7;

(5)                                 make any such Note payable in currency other than that stated in such Note;

(6)                                 impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(7)                                 waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); or

(8)                                 make any change in the amendment or waiver provisions which require the Holders’ consent described in this Section 9.2.

It shall not be necessary for the consent of the Holders under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

After an amendment or supplement under this Section 9.2 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement.

SECTION 9.3                                                           Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture, any Guarantee and the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4                                                           Revocation and Effect of Consents and Waivers. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent or waiver as to such Holder’s Note or portion of its

Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.5                                                           Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6                                                           Trustee to Sign Amendments. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, in addition to the documents required by Section 12.4 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X

GUARANTEE

SECTION 10.1                                                    Guarantee. Subject to the provisions of this Article X, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest (including Additional Interest) on the Notes and all other obligations and liabilities of the Issuer under this Indenture (including without limitation interest (including Additional Interest) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.7), and the Registration Rights Agreement (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor agrees that the Guaranteed Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Guarantors under the Guarantees will rank senior in right of payment to such other Indebtedness.

To evidence its Guarantee set forth in this Section 10.1, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

Except as set forth in Section 10.2, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guaranteed Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Guarantee in compliance with Section 10.2, Article VIII or Article XI. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest or Additional Interest, if any, on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest (including Additional Interest) on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

SECTION 10.2                                                    Limitation on Liability; Termination, Release and Discharge.

(a)                                 Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, foreign or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)                                 Any Note Guarantee of a Guarantor shall be automatically and unconditionally released and discharged upon:

(1)                                 a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture;

(2)                                 the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary;

(3)                                 defeasance or discharge of the Notes pursuant to Article VIII or Article XI;

(4)                                 to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of “Immaterial Subsidiary, “ upon the release of the guarantee referred to in such clause, or

(5)                                 upon the achievement of Investment Grade Status by the Notes; provided that such Note Guarantee shall be reinstated upon the Reversion Date.

SECTION 10.3                                                    Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4                                                    No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.1                                                    Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of transfer or exchange of the Notes and indemnification rights of the Trustee, as expressly provided for in this Indenture) as to all Notes issued hereunder, when:

(a)                                 either:

(1)                                 all Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)                                 all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise or (ii) will become due and payable within one year at their Stated Maturity or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, in the name, and at the expense of the Issuer;

(b)                                 the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be;

(c)                                  no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to this Indenture or the Notes issued hereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Credit Facilities or any other material agreement or instrument (other than this Indenture) to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound;

(d)                                 the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer under this Indenture; and

(e)                                  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes issued hereunder at maturity or the redemption date, as the case may be.

In addition, the Issuer shall deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (a)(2) of this Section 11.1, the provisions of Sections 11.2 and 8.6 hereof will survive.

SECTION 11.2                                                    Application of Trust Money. Subject to the provisions of Section 8.6 hereof, all money deposited with the Trustee pursuant to Section 11.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.1 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1 hereof; provided that if the Issuer has made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1                                                    Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Guarantor in addition to performing its obligations under its Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

SECTION 12.2                                                    Notices. Any notice, request, direction, consent or communication made pursuant to the provisions of this Indenture or the Notes shall be in writing and delivered in person, sent by facsimile, sent by electronic mail, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Issuer or to any Guarantor:

iGATE Corporation
100 Somerset Corporate Blvd.
Bridgewater, New Jersey 08807

Attention: General Counsel
Facsimile: (510) 896-3010

with a copy to:

Kirkland & Ellis LLP
601 Lexington Ave
New York, New York 10022
Attention: Joshua N. Korff
Facsimile: (212) 446-4900

if to the Trustee, at its corporate trust office, which corporate trust office for purposes of this Indenture is at the date hereof located at:

Wilmington Trust, National Association
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402-1544
Attention: iGATE Corporation Administrator
Telecopy: (612) 217-5651

The Issuer or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Issuer or the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee shall be deemed delivered upon receipt.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears in the Notes Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee.

SECTION 12.3                                                    Communication by Holders with other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.4                                                    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)                                 an Officer’s Certificate in substance satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel in substance satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been satisfied and all covenants have been complied with.

SECTION 12.5                                                    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a Certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(1)                                 a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 12.6                                                    When Notes Disregarded. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 12.7                                                    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.8                                                    Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or the state of the place of payment. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.9                                                    Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.10                                             Jurisdiction. The Issuer and the Guarantors agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Guarantee or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Guarantee or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantors, as the case may be, are subject by a suit upon such judgment.

SECTION 12.11                                             Waivers of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.12                                             USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as they may request in order to satisfy the requirements of the USA PATRIOT Act.

SECTION 12.13                                             No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, or such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 12.14                                             Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.15                                             Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

SECTION 12.16                                             Qualification of Indenture. The Issuer has agreed to qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and to pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 12.17                                             Table of Contents; Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.18                                             Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.19                                             Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

iGATE CORPORATION

By:	/s/ Mukund Srinath
	Name:	Mukund Srinath
	Title:	General Counsel and Secretary

iGATE TECHNOLOGIES INC., as Guarantor

By:	/s/ Mukund Srinath
	Name:	Mukund Srinath
	Title:	Secretary

iGATE INC., as Guarantor

By:	Mukund Srinath
	Name:	Mukund Srinath
	Title:	Secretary

iGATE HOLDING CORPORATION, as Guarantor

By:	/s/ Pamela Jasinski
	Name:	Pam Jasinski
	Title:	Secretary

[Signature Page to the Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Timothy P. Mowdy
	Name:	Timothy P. Mowdy
	Title:	Administrative Vice President

[Signature Page to the Indenture]

EXHIBIT A

[FORM OF FACE OF GLOBAL RESTRICTED NOTE]

[Applicable Restricted Notes Legend]
[Depository Legend, if applicable]
[Temporary Regulation S Legend, if applicable]

No. [ ]	Principal Amount $[ ] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto](1)

CUSIP NO.

iGATE CORPORATION

4.750% Senior Notes due 2019

iGATE Corporation, a Pennsylvania corporation (the “Issuer”), promises to pay to [Cede & Co.],(1) or its registered assigns, the principal sum of                                        Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto],(1) on April 15, 2019.

Interest Payment Dates: April 15 and October 15(1), commencing on October 15, 2014

Record Dates: April 1 and October 1

Additional provisions of this Note are set forth on the other side of this Note.

(1)         Insert in global Notes only.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

iGATE CORPORATION

By:
Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 4.750% Senior Notes due 2019 referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]
iGATE CORPORATION
4.750% SENIOR NOTES DUE 2019

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.                                      Interest.

iGATE Corporation, a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at 4.750% per annum from April 2, 2014 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest semi-annually in arrears every April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be October 15, 2014. The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest) (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Registrable Notes (as defined in the Registration Rights Agreement) shall have all rights set forth in the Registration Rights Agreement, dated as of April 2, 2014, among the Issuer, the Guarantors named therein and the other parties named on the signature pages thereto (the “Registration Rights Agreement”), including the right to receive Additional Interest in certain circumstances. If applicable, Additional Interest shall be paid to the same Persons, in the same manner and at the same times as regular interest.

[Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

2.                                      Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, interest or Additional Interest, if any, on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, interest and Additional Interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding April 1 and October 1 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of (and premium, if any) and interest (and Additional Interest, if any) on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, interest and Additional Interest, if any) will be made by wire transfer of immediately available funds to the accounts specified by The Depositary Trust Company or any successor depository. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, interest and Additional Interest, if any) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

3.                                      Paying Agent and Registrar

The Issuer initially appoints Wilmington Trust, National Association (the “Trustee”) as Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4.                                      Indenture

The Issuer issued the Notes under an Indenture dated as of April 2, 2014 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.  In the event of conflict between the Notes and the Indenture, the terms of the Indenture shall control.

The Notes are senior obligations of the Issuer. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. This Note is one of the 4.750% Senior Notes due 2019 referred to in the Indenture. The Notes include (i) $325,000,000 principal amount of the Issuer’s 4.750% Senior Notes due 2019 issued under the Indenture on April 2, 2014 (the “Initial Notes”), (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to April 2, 2014 (the “Additional Notes”) as provided in Section 2.1(a) of the Indenture and (iii) if and when issued, the Issuer’s 4.750% Senior Notes due 2019 that may be issued from time to time under the Indenture in exchange for Initial Notes or Additional Notes in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called “Exchange Notes”). The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets, the incurrence of certain liens, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.

6.                                      Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, interest and Additional Interest, if any (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors will unconditionally guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally Guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

7.                                      Redemption

(a)                                 At any time prior to April 15, 2016, the Issuer may redeem the Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, at a redemption price (expressed as percentages of principal amount of the Notes to be redeemed) equal to 100% of the principal amount of Notes redeemed plus the relevant Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)                                 At any time and from time to time prior to April 15, 2016, the Issuer may, at its option, on one or more occasions, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, redeem up to 40% of the original aggregate principal amount of Notes issued under this Indenture at a redemption price (expressed as percentages of principal amount of the Notes to be redeemed) equal to 104.750% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by the Issuer of one or more Equity Offerings of the Issuer; provided that not less than 50% of the original aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Issuer or any of its Restricted Subsidiaries); provided further that each such redemption occurs not later than 180 days after the date of closing of the related Equity Offering. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6 of the Indenture.

(c)                                  At any time and from time to time on or after April 15, 2016 the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon and Additional Interest, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 15 of each of the years indicated in the table below:

Period	Percentage
2016	102.375%
2017	101.188%
2018 and thereafter	100.000%

(d)                                 Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(e)                                  Any redemption pursuant to this paragraph 7 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture.

Except as set forth in paragraph 5 above, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

8.                                      Repurchase Provisions

If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date as provided in, and subject to the terms of, the Indenture.

Upon certain Asset Sales, the Issuer may be required to use the Excess Proceeds from such Asset Sales to offer to offer to purchase the maximum aggregate principal amount of Notes (that is $2,000 or an integral multiple of $1,000 in excess thereof) and, at the Issuer’s option, Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.5 and in Article V of the Indenture.

9.                                      Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

[This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the expiration of the Restricted Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article II of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

10.                               Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                               Unclaimed Money

Subject to applicable abandoned property law, if money for the payment of principal, premium, if any, interest or Additional Interest, if any remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person to receive such money. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment as general creditors unless an abandoned property law designates another person for payment.

12.                               Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, interest and Additional Interest, if any on the Notes to redemption or maturity, as the case may be.

13.                               Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Indenture and the Notes may be amended, or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes as provided in the Indenture.

14.                               Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 30% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee may declare the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest, if any), and any other monetary obligations on all the Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, interest, Additional Interest, if any, and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest) and any other monetary obligations on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

15.                               Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest under the TIA, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

16.                               No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.                               Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

19.                               CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

20.                               Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and the Registration Rights Agreement. Requests may be made to:

iGATE Corporation
100 Somerset Corporate Blvd.
Bridgewater, New Jersey 08807
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint              agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐is / ☐is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐is / ☐is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)                                 ☐                                    acquired for the undersigned’s own account, without transfer; or

(2)                                 ☐                                    transferred to the Issuer; or

(3)                                 ☐                                    transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)                                 ☐                                    transferred pursuant to an effective registration statement under the

Securities Act; or

(5)                                 ☐                                    transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)                                 ☐                                    transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as 2.10 of the Indenture, respectively); or

(7)                                 ☐                                    transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, check either box:

Section 3.5 ☐            Section 3.9 ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $                                    and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased):                                            .

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B

[FORM OF FACE OF EXCHANGE GLOBAL NOTE]

[Depository Legend, if applicable]
[OID Legend, if applicable]

No. [ ]	Principal Amount $[ ] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto](2)
CUSIP NO.

iGATE CORPORATION

4.750% Senior Notes due 2019

iGATE Corporation, a Pennsylvania corporation (the “Issuer”), promises to pay to [Cede & Co.],(1) or its registered assigns, the principal sum of                        Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto],(1) on April 15, 2019.

Interest Payment Dates: April 15 and October 15, commencing on October 15, 2014

Record Dates: April 1 and October 1

Additional provisions of this Note are set forth on the other side of this Note.

(2)         Insert in Global Notes only

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

iGATE CORPORATION

By:
Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 4.750% Senior Notes due 2019 referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date:

[FORM OF REVERSE SIDE OF NOTE]
iGATE CORPORATION
4.750% SENIOR NOTES DUE 2019

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.             Interest

iGATE Corporation, a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at 4.750% per annum from April 2, 2014 until maturity. The Issuer will pay interest semi-annually in arrears every April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be October 15, 2014. The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.             Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, and interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding April 1 and October 1 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depositary Trust Company or any successor depository. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

3.             Paying Agent and Registrar

The Issuer initially appoints Wilmington Trust, National Association (the “Trustee”) as Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4.             Indenture

The Issuer issued the Notes under an Indenture dated as of April 2, 2014 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.  In the event of conflict between the Notes and the Indenture, the terms of the Indenture shall control.

The Notes are senior obligations of the Issuer. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. This Note is one of the 4.750% Senior Notes due 2019 referred to in the Indenture. The Notes include (i) $325,000,000 principal amount of the Issuer’s 4.750% Senior Notes due 2019 issued under the Indenture on April 2, 2014 (the “Initial  Notes”), (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to April 2, 2014 (the “Additional Notes”) as provided in Section 2.1(a) of the Indenture and (iii) if and when issued, the Issuer’s 4.750% Senior Notes due 2019 that may be issued from time to time under the Indenture in exchange for Initial Notes or Additional Notes in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called “Exchange Notes”). The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets, the incurrence of certain liens, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.

5.             Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantor will unconditionally guarantee (and future guarantors, jointly and severally with the Guarantor, will fully and unconditionally Guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

6.             Redemption

(a)           At any time prior to April 15, 2016, the Issuer may redeem the Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, at a redemption price (expressed as percentages of principal amount of the Notes to be redeemed) equal to 100% of the principal amount of Notes redeemed plus the relevant Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)           At any time and from time to time prior to April 15, 2016, the Issuer may, at its option, on one or more occasions, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, redeem up to 40% of the original aggregate principal amount of Notes issued under this Indenture at a redemption price (expressed as percentages of principal amount of the Notes to be redeemed) equal to 104.750% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by the Issuer of one or more Equity Offerings of the Issuer; provided that not less than 50% of the original aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Issuer or any of its Restricted Subsidiaries); provided further that each such redemption occurs not later than 180 days after the date of closing of the related Equity Offering. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6 of the Indenture.

(c)           At any time and from time to time on or after April 15, 2016 the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon and Additional Interest, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 15 of each of the years indicated in the table below:

Period	Percentage
2016	102.375%
2017	101.188%
2018 and thereafter	100.000%

(d)           Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(e)           Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.             Repurchase Provisions

If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date as provided in, and subject to the terms of, the Indenture.

Upon certain Asset Sales, the Issuer may be required to use the Excess Proceeds from such Asset Sales to offer to offer to purchase the maximum aggregate principal amount of Notes (that is $2,000 or an integral multiple of $1,000 in excess thereof) and, at the Issuer’s option, Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.5 and in Article V of the Indenture.

8.             Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

9.             Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.          Unclaimed Money

Subject to applicable abandoned property law, if money for the payment of principal, premium, if any, or interest if any remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person to receive such money. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment as general creditors unless an abandoned property law designates another person for payment.

11.          Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

12.          Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Indenture and the Notes may be amended, or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes as provided in the Indenture.

13.          Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 30% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee may declare the principal of, premium, if any, and accrued and unpaid interest, and any other monetary obligations on all the Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, interest, Additional Interest, if any, and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and any other monetary obligations on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14.          Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest under the TIA, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

15.          No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

16.          Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.          Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18.          CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

19.          Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and the Registration Rights Agreement. Requests may be made to:

iGATE Corporation
100 Somerset Corporate Blvd.
Bridgewater, New Jersey 08807
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint              agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES] SCHEDULE OF INCREASES OR
DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, check either box:

Section 3.5 ☐               Section 3.9 ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or Section 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $                                        and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased):       .

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT C

Form of Supplemental Indenture to Add Guarantors

SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [        ], 20[ ], by and among [ ] (the “Guaranteeing Subsidiary”), iGATE Corporation, a Pennsylvania corporation (the “Issuer”), and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an indenture dated as of April 2, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $325.0 million of 4.750% Senior Notes due 2019 of the Issuer (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Issuer, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1               Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1               Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2               Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1               Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

SECTION 3.2               Merger and Consolidation. The Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

SECTION 3.3               Release of Guarantee. This Guarantee shall be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4               Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5               Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6               Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7               Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8               Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9               The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10             Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

SECTION 3.11             Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 3.12             Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[SUBSIDIARY GUARANTOR],
as Guarantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

iGATE CORPORATION

By:
Name:
Title: